UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLNESS CENTER USA, INC.

(Name of small business issuer in its charter)

NEVADA	2834	27-2980395
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1014 E. Algonquin Rd, Suite 111, Schaumburg, IL 60173

(847) 925-1885

(Address and telephone number of principal executive offices and place of business)

Andrew J. Kandalepas

1014 E. Algonquin Rd, Suite 111, Schaumburg, IL 60173

(847) 925-1885

(Name, address and telephone number of agent for service)

Copies of communication to:

Aaron D. McGeary

The McGeary Law Firm, P.C.

405 Airport Fwy., Suite 5 Bedford, Texas 76021

Telephone (817)-282-5885 Fax (817)-282-5886

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum offering Price per share	Proposed Maximum Aggregate offering Price	Amount of Registration Fee
Common Stock	7,550,000	$0.25	$1,887,500	$219.14
Total	7,550,000	$0.25	$1,887,500	$219.14

(1)  Registration Fee (to be paid).

(2)  The offering price was arbitrarily determined by Wellness Center USA, Inc.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

WELLNESS CENTER USA, INC.

7,550,000Shares of Common Stock

The date of this Preliminary Prospectus is  October 7, , 2011.

Our existing shareholders are offering for sale 7,550,000 shares of common stock. There are no underwriters.

By means of this prospectus a number of our shareholders are offering to sell up to 7,550,000 shares of our common stock at a price of $0.25 per share. If and when our stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, or at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

As of the date of this prospectus there was no public market for our common stock. We expect to apply for the inclusion of our common stock in the OTCBB; such efforts, however, may not be successful and a public market may never materialize.

There are no underwriters, discounts or commissions. All proceeds will be distributed to the existing selling shareholders. This prospectus will not be used before the effective date of the registration statement. Information in this prospectus will be amended or completed as needed. This registration statement has been filed with the securities exchange commission. These securities will not be sold until the registration statement becomes effective.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE UNDERSTAND “RISK FACTORS” STARTING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

	Per Share	Total
Public offering price	$0.25	$1,887,500
Possible Proceeds to the selling shareholders	$0.25	$1,887,500

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” means Wellness Center USA, Inc.

Principal Offices

Our principal executive offices are located at 1014 E. Algonquin Road, Suite 111, Schaumburg, IL, 60173. Our telephone number is (847)-925-1885.

Our Business

Wellness Center USA, Inc. (“WCU” or the "Company") was incorporated in the State of Nevada on June 30, 2010, engaged in the development of an internet online store business to market customized vitamins and other nutritional supplement solutions. Our intended products will be sold through our registered website www.aminofactory.com, presently under development. Our planned product line shall consist of Amino acid nutritional supplements and our target market will be the sports industry and the general health minded public.  Our current product portfolio is available only to our initial Beta test clients consisting of five Amino acid formulas. Once our website is further developed, our product portfolio shall be expanded to include a wider range of Amino acid offerings, including customized formulas uniquely tailored to fit each and every individual’s needs. A customer will start by logging into our aminofactory.com website and shall be able to select an Amino acid supplement and/or nutritious formula combination suitable to his/her needs. Once a suitable supplement solution has been chosen by the client, the order shall be automatically placed for processing in our supplier’s factory. Product will be shipped directly by our supplier to the client, within seven business days.

Our Amino acid based products will be produced by unaffiliated third party manufactures and/or product fulfilment suppliers, specializing in Amino acid production. We have currently established a non-binding and non-exclusive Value Added (VAD) relationship with one such producer and product fulfilment provider, the New Jersey based Protein Factory, to support our initial offering of five selected supplements, as described below in the “products” section. These five products which we plan to sell can be also provided to our competitors by Protein Factory or perhaps other manufacturers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our website with our packaging and pricing; under the Protein Factory or our own aminofactory label. Following successful conclusion of our Beta trial, WCU will have the opportunity to execute a binding VAD agreement with Protein Factory. Further, in the near future, we plan to identify additional Amino acid suppliers to expand and diversify our product portfolio.

We are a developmental stage Company with minimal revenues and a limited operating history. As of the date of this prospectus, we have had minimal revenues, have not begun operations and have $13,934 in cash as of June 30, 2011. As of the date of this prospectus, the Company’s offering expenses of approximately $50,000 have been fully paid. For the interim period ended June 30, 2011, the Company received $62,600 in aggregate advances from its president and founder, for working capital purposes.

Our Company has no employees at the present time. There will be no need for staffing until our website development is fully completed. Our website employs automation features capable of linking incoming client orders with our supplier’s factory, for immediate processing and shipping directly to our client. All business functions are managed by our officer/director and founder, Andrew J. Kandalepas. He is responsible for developing and planning our business units, including product development, organizational structure, financing and administrational functions. His services shall be utilized until the company is financially capable to engage additional staffing.

We do not expect to have significant revenues for about one year from this date because we still need to setup several operational and marketing functions. Such milestones include, Beta testing of our recently completed website - with possible further development, establishment of product vendor relationships, and our marketing plan development. Our marketing plan will be centered on our website and will involve various search engine placements.  We intend to follow a step by step approach prior to creating any market exposure of our product line, ensuring first that our product thru-put is manageable and our order processing mechanisms sufficiently tested.

We plan to achieve most of these objectives through our Beta testing phase. Beta testing is a pre-release trial phase conducted with clients outside the company who are willing to offer assistance in troubleshooting a product or process, prior to production release and real-world exposure. Our Beta testing phase will take place over a three-four month period. Its commencement begun on July 6, 2011 and shall continue until the earliest of October 30, 2011 or full completion of fifty (50) product orders. Upon completion of the test we will have collected valuable data regarding our website’s functionality, including its transaction processing automation, its linking capabilities into our supplier’s Customer Relationship Management (CRM) system, and its product shipping and delivery monitoring features. Further, throughout the Beta test period we shall be able to evaluate our supplier’s performance relative to product integrity, on-time delivery, product support and customer satisfaction.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock Outstanding and Related Stockholder Matters

The Company was incorporated on June 30, 2010, at which time 3,665,000 shares of common stock were issued to Andrew J. Kandalepas, the Company’s founder, President and CEO, at par value or $3,665, and an option to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share as compensation.

On November 10, 2010, the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for $2,557.50 in cash at a price of $ 0.001 per share.

On November 30, 2010, the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, for the total consideration of $7,982.50 in cash at a price of $ 0.001 per share.

On November 30, 2010, the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $375 for compensation at a price of $ 0.001 per share.

On November 30, 2010, the Company issued 250,000 shares of its common stock to the Presidents Corporate Group (Consultants) pursuant to a consulting agreement, valued at $250 for professional services at a price of $ 0.001 per share. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011.

On November 30, 2010, the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance, valued at $200 at a price of $ 0.001 per share to the newly appointed members of the board of directors as compensation.

On June 30, 2011, the Company issued 250,000 shares of its common stock to its two directors (125,000 each), at par value or $250, as compensation for professional services.

The Offering

Common stock offered by selling security holders	7,550,000 shares of common stock representing 50.2% percent of our current issued and outstanding shares of common stock (1).

Common stock outstanding before the offering	15,030,000 common shares as of October 7, 2011.
Common stock outstanding after the offering	15,030,000 shares.

Terms of the Offering	The selling security holders will offer the shares at $ 0.25 per share until a trading market for the shares develops, at which time the shares will be sold at market price.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  There is no historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations.

Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. As of June 30, 2011, our cash balance is $13,934. We believe that our cash balance in conjunction with additional capital raised, the Company shall be able to sufficiently fund our limited levels of operations until the end of our fiscal year, however no assurance can be given that additional capital can be raised during the period. We are a developmental stage company and have generated no revenue from inception to date. We expect to raise additional capital to have adequate funds available to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling supplements. There is no assurance we will ever reach that stage.

Our only officer at present is the president and founder of the Company. In the event of death or incapacitation of our sole executive officer, the company may not be able to survive the loss and will therefore cease to exist.

(1)	Based on 15,030,000 shares of common stock outstanding as of October 7, 2011.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our unaudited financial statements as of June 30, 2011.

Balance Sheet Data

	June 30, 2011	September 30, 2010
	(Unaudited)
Assets
Current Assets
Cash	$13,934	$200
Prepaid expenses	-	16,500

Total current assets	13,934	16,700

Office Equipment
Office equipment	1,150	-
Accumulated depreciation	(192)	-

Office Equipment, net	958	-

Total Assets	$14,892	$16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$115,675	$53,075
Accrued expenses	17,500	3,000

Total current liabilities	133,175	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized; 15,030,000 and 3,665,000 shares issued and outstanding, respectively	15,030	3,665
Additional paid-in capital	58	-
Deficit accumulated during the development stage	(133,371)	(43,040)

Total stockholders' deficit	(118,283)	(39,375)

Total Liabilities and Stockholders' Deficit	$14,892	$16,700

Statement of Operations Data

		For the Period from	For the Period from
	For the Nine Months	June 30, 2010	June 30, 2010
	Ended	(Inception) through	(Inception) through
	June 30, 2011	June 30, 2010	June 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$57	$-	$57

Costs of Goods Sold	32	-	32

Gross Profit	25	-	25

Operating Expenses
Consulting fees	13,913	-	50,413
Officer's compensation	-	3,665	3,665
Professional fees	50,000	-	50,000
Rent expense - related party	15,628	-	15,628
General and administrative	10,815	-	13,690

Total operating expenses	90,356	3,665	133,396

Loss before Income Taxes	(90,331)	(3,665)	(133,371)

Income Tax Provision	-	-	-

Net Loss	$(90,331)	$(3,665)	$(133,371)

Net loss per common share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding - Basic and Diluted	12,484,119	3,665,000

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, under the heading “Risk Factors” and include, among others:

•

significant competition in our industry;

•

unfavorable publicity or consumer perception of our products on the Internet;

•

the incurrence of material product liability and product recall costs;

•

costs of compliance and our failure to comply with government regulations;

•

our failure to keep pace with the demands of our customers for new products;

•

the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY, AND AN INVESTMENT IN US IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Company is a developmental stage company with limited operating history. The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may rely solely on the cash we raise from investments.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS AND WE ARE CURRENTLY OPERATING AT A LOSS, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have received a “Going Concern” opinion from our auditors. As reflected in the accompanying financial statements, the Company is in the development stage having just begun operations and with no revenue earned since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

In order for the Company to continue operations it will need additional capital. Currently, we do not have any traditional financing arrangements. We cannot give any assurance that additional financing will be available to us or will be on terms favorable to us. If adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

IT IS LIKELY THAT WE WILL NEED TO SEEK ADDITIONAL FINANCING THROUGH SUBSEQUENT FUTURE PRIVATE OFFERING OF OUR SECURITIES.

Because the Company does not currently have any financing arrangements, and may not be able to secure favorable terms for future financing, the Company may need to raise capital through the sale of its common stock. The sale of additional equity securities will result in dilution to our stockholders.

NOT HAVING INDEPENDENT DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF SOLE OFFICER.

The Company has only three directors, neither of which is independent; accordingly, we cannot establish board committees with independent members to oversee certain functions such as compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our sole officer’s decisions and activities and little ability of shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of shareholders.

IN THE FUTURE WE MAY INCUR PRODUCT LIABILITY CLAIMS, WHICH COULD INCREASE OUR COSTS AND/OR ADVERSELY AFFECT OUR BUSINESS, REPUTATION, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Currently we are a development stage company and have no products requiring liability insurance. However, in the future we intend to obtain insurance coverage because if we become a retailer, formulator and/or manufacturer of products designed for human consumption, we will be subject to product liability claims if the use of our products, whether manufactured by us or by our third-party manufacturer, were to be alleged to have resulted in illness or injury or if our products were to include inadequate instructions or warnings. Our products will consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and generally are not subject to pre-market regulatory approval or clearance in the U.S. by the U.S. Food and Drug Administration (FDA) or other governmental authorities. Our products could contain spoiled or contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of our products may be produced by third-party manufacturers. If we were a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products that we do not manufacture. We could be subject to product liability claims, including among others, that our products include insufficient instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. Any product liability claim against us could result in increased costs and, therefore, adversely affect our reputation with our customers, which in turn could adversely affect our business, financial condition or results of operations.

UNFAVORABLE PUBLICITY OR CONSUMER ACCEPTANCE OF OUR PRODUCTS OR OF NUTRITIONAL SUPPLEMENTS GENERALLY COULD REDUCE OUR SALES.

If we were to become an operating company, we will be highly dependent upon consumer acceptance of the safety, efficacy and quality of our products, as well as similar products distributed by other companies. Consumer acceptance of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. In addition, recent studies have challenged the safety or benefit of certain nutritional supplements and dietary ingredients. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our business, reputation, financial condition or results of operations.

IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

We currently have no employees. Our success depends to a significant degree upon the continued contributions of our sole executive officer, Andrew J. Kandalepas. We do not have an employment agreement with our executive officer, and we cannot guarantee that any such person will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, we do not maintain key person life insurance on our executive officer. If we lose or are unable to obtain the services of key personnel, our business, financial condition or results of operations could be materially and adversely affected.

AN UNEXPECTED INTERRUPTION OR SHORTAGE IN THE SUPPLY OR SIGNIFICANT INCREASE IN THE COST OF RAW MATERIALS COULD LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS, WHICH COULD REDUCE OUR SALES AND OUR MARGINS.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of raw materials, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

IF WE EXPERIENCE PRODUCT RECALLS, WE MAY INCUR SIGNIFICANT AND UNEXPECTED COSTS AND DAMAGE TO OUR REPUTATION AND, THEREFORE, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

To the extent we engage in product sales in the future, we may be subject to product recalls, withdrawals or seizures if any of the products we formulate, manufacture or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

WE ARE ENTIRELY DEPENDENT ON OUR NON-BINDING RELATIONSHIP WITH PROTEIN FACTORY TO FURTHER OUR BUSINESS PLAN.

We rely on Protein Factory’s manufacturing and fulfillment capabilities to produce the products available through Wellness Center USA, Inc. In the event our relationship with Protein Factory was terminated, we would need to seek an alternative manufacturer for our products.

COMPLYING WITH NEW AND EXISTING GOVERNMENT REGULATION, BOTH IN THE U.S. AND ABROAD, COULD SIGNIFICANTLY INCREASE OUR COSTS AND LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS.

The processing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by several U.S. federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Postal Service, the Consumer Product Safety Commission, the Department of Agriculture and the Environmental Protection Agency, as well as various state, local and international laws and agencies of the localities in which our products are sold. Government regulations may prevent or delay the introduction or require the reformulation of our products.

The FDA regulates, among other things, the manufacture, composition, safety, labeling, marketing and distribution of dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). The FDA may not accept the evidence of safety we present for new dietary supplements we wish to market, or they may determine that a particular dietary supplement or ingredient that we currently market presents an unacceptable health risk. If that occurs, we could be required to cease distribution of and/or recall supplements or products containing that ingredient.

The FDA may also determine that certain advertising and promotional claims, statements or activities are not in compliance with applicable laws and regulations and may determine that a particular statement is an unacceptable drug claim or an unauthorized version of a food or dietary supplement “health claim.” Failure to comply with FDA or other regulatory requirements could prevent us from marketing particular dietary supplement products or subject us to administrative, civil or criminal penalties.

The FTC exercises jurisdiction over the advertising of dietary supplements and has instituted numerous enforcement actions against dietary supplement companies for failing to have adequate substantiation for claims made in advertising or for using false or misleading advertising claims. The FTC routinely polices the market for deceptive dietary supplement advertising and accepts and reviews complaints from the public concerning such advertising.

The FTC also regulates deceptive advertising claims and promotional offers of savings compared to “regular” prices. The National Advertising Division, or NAD, of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims, including promotions for savings off of regular prices. The NAD has no enforcement authority of its own but may refer promotions to the FTC that the NAD views as violating FTC guides or rules. Violations of these orders could result in substantial monetary penalties.

Additional or more stringent regulations of dietary supplements and other products have been considered from time to time. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation would have on our business in the future. These developments could require reformulation of certain products to meet new standards, product recalls, discontinuation of production of certain products not amenable to reformulation, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. Any such developments could increase our costs significantly, restrict our ability to sell our products, delay our ability to deliver products on time, result in customer migration to other suppliers, or otherwise have a material adverse effect on our business, financial condition and results of operations. For example, the Dietary Supplement and Nonprescription Drug Consumer Protection Act, requiring mandatory adverse event reporting for all dietary supplements and over-the-counter drugs sold in the U.S., was recently signed into law. This law could materially increase our record keeping and documentation costs. In addition, the FDA has issued revised final rules on Good Manufacturing Practice (GMP), creating new requirements for manufacturing, packaging or holding of dietary ingredients and dietary supplements. These regulations require dietary supplements to be prepared, packaged and held in compliance with stricter rules, and require quality control provisions similar to those in the drug GMP regulations. We or our third-party manufacturers may not be able to comply with the new rules without incurring additional expenses, which could be significant.

WE PLAN TO OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR MARKET SHARE, FINANCIAL CONDITION AND GROWTH PROSPECTS.

The U.S. vitamins and dietary supplements industry is a large and highly fragmented industry. Our potential competitors include specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, online merchants, mail-order companies and a variety of other participants in the industry. The principle elements of competition in the industry are price, selection and distribution channel offerings. We believe that the market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the U.S., we shall also compete for sales with heavily advertised national brands manufactured by large pharmaceutical and food companies, as well as other retailers. In addition, as some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we become a manufacturer or engage third party manufacturers to produce our products,  our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers of nutritional supplements. Certain of our potential competitors are larger than us and have longer operating histories, larger customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

OUR FAILURE TO EFFICIENTLY RESPOND TO CHANGING CONSUMER PREFERENCES AND DEMAND FOR NEW PRODUCTS AND SERVICES COULD SIGNIFICANTLY HARM OUR PRODUCT SALES, INVENTORY MANAGEMENT AND CUSTOMER RELATIONSHIPS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

If we become successful, our continued success will depend, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

•

accurately anticipate customer needs;

•

innovate and develop new products;

•

successfully commercialize new products in a timely manner;

•

competitively price our products;

•

procure and maintain products in sufficient volumes and in a timely manner; and

•

differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers’ demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

THE CURRENT GLOBAL ECONOMIC DOWNTURN OR RECESSION COULD ADVERSELY AFFECT OUR INDUSTRY AND, THEREFORE, RESTRICT OUR FUTURE GROWTH.

The current global economic downturn or recession could negatively affect our sales because many consumers consider the purchase of our products discretionary. We cannot predict the timing or duration of the economic slowdown or recession or the timing or strength of a subsequent recovery, worldwide, or in the specific end markets we serve. If the markets for our products significantly deteriorate due to the economic situation, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related To This Offering

NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for to be quoted on the OTC Bulletin Board trading system, but there can be no assurance we will obtain such a listing. In order to apply for a quotation, our security must be sponsored by a market maker application on Form 211 and demonstrate compliance with Rule 15c2-11. At this time, the Company has not formally engaged a market maker to make such an application. Although there are no formal requirements to be eligible for quotation on the OTC Bulletin Board trading system, the Company will need to be a mandatory filer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company does not currently meet this requirement, but the Company intends to apply to be a mandatory filer once its registration on Form S-1 is deemed effective by the SEC.

The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

In the event we become a listed Company, there are no assurances that our shares will be liquid. As a Company, we may be an unattractive investment for the general investors because our business is limited primarily to the sports supplements industry, even though we believe there are very few public companies doing business in the same sector. In light of limited knowledge in our business, investors may find that we are not an attractive public company worthy of investing. We may be required to offer discounted premiums for our shares to investors if perceive our shares as being illiquid.

The typical factors affecting stock liquidity normally are: adequate capitalization, investor perception and interest, revenues, earning, firm size, compression of ownership structure, level of information asymmetry, utilization rate of margin trading, and investor’s stock demand. The level of capitalization can impact the company’s operations and may have an effect on stock price.  The level of investor interest may determine extent of Company’s capitalization and respective stock price. Further, revenues and earnings have a direct correlation on the value of the company and therefore impact stock price accordingly. In some cases, the size of the Company affects liquidity, and in our case the small size may cause less liquidity. Some other factors that can affect liquidity are as follows:  (1) the more scattered ownership structure is, the higher the liquidity may be; (2) the higher margin trading utilization is, the higher the stock liquidity may be; (3) the liquidity of an individual stock is positively related to the liquidity of the entire market; and (4) the more investor's perceptions are absorbed, the higher the stock liquidity.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS AND SHALL BE DIFFICULT TO TRANSACT DUE TO VOLUME LIMITATIONS AND EXEMPTION RESTRICTIONS.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Once our S-1 Registration Statement becomes effective, we plan to engage a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance with our on-going reporting requirements, we will require additional capital and/or future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to further capitalize the company or generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. There will be ongoing costs and expenses for SEC reporting, including the general booking and accounting costs for the preparation of the financial quarterlies (10Qs) and annual filings (10Ks), and auditor’s fees. Further, there will be processing costs in preparing and converting documents and disclosures through the EDGAR filing system, including certain cost for the new language xBRL that will be required as part of the EDGAR filing.  As such, there will be cost relating to the filing of all and any reporting of material changes in the company through the 8-K’s, S-8 registrations, disclosure Forms 3, 4 and 5, and any other SEC filing requirement in the corporate governance of a reporting issuer to the SEC.  We estimate that these costs could result up to $75,000 per year initial ongoing costs that would need to be included in the financing of the company.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

The fixed offering price of $0.25 per share of common stock was not determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price per share of our common stock is fixed until such time as a market for the common stock develops at which time the common stock will be sold at prevailing market prices.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

DILUTION

Investors in this offering will experience immediate and substantial dilution

The public offering price of the securities offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase any shares of our common stock, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

If you purchase our shares offered pursuant to this prospectus, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value per share as of June 30, 2011 was $0.001 excluding any potential exercise of the warrants or stock options. Our net tangible book value per share represents our total tangible assets divided by the number of shares of our common stock outstanding as of June 30, 2011.

We are registering those common shares on behalf of the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described elsewhere in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  As such, our net tangible book value as of June 30, 2011 after this offering would have been $0.001, the same before the offering. This amount represents an immediate dilution in net tangible book value of $0.249 per share to new investors purchasing securities in this offering. We determine dilution by subtracting the net tangible book value per share after this offering from the assumed public offering price per share.

The following table illustrates the dilution in net tangible book value per share to new investors:

Assumed public offering price per share	$0.250
Net tangible book value per share as of June 30, 2011	$0.001
Adjusted net tangible book value per share as of June 30, 2011 after giving effect to this offering	$0.001
Dilution in net tangible book value per share to new investors	$0.249

The foregoing table is based on 15,030,000 shares of common stock outstanding as of June 30, 2011, which does not include 8,493,334 of potentially outstanding dilutive shares of warrants and stock options granted for compensation and does not take into effect further dilution to new investors that could occur.

SELLING SECURITY HOLDERS

The following table sets forth the Common Stock ownership and other information relating to the Selling Stockholders as of October 7, 2011. The Selling Stockholders acquired their shares through private transactions with the Registrant pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933.

Name and Address Of Selling Stockholder	Number Of Shares Beneficially Owned Prior To Offering	Percentage of Outstanding Shares Owned Prior To Offering	Number Of Shares Offered Pursuant To This Prospectus	Number Of Shares Beneficially Owned After The Offering (1)	Percentage of Outstanding Shares To Be Owned After The Offering (1)
IOANNIS MIHALOPOULOS KARAISKAKI 27 TRIPOLI, ARKADIAS TK 22100	733,333	4.88%	733,333	0	0
CHRISTOPHER D. TSOLINAS 121 JOAN DRIVE BARRINGTON, IL 60010	733,333	4.88%	733,333	0	0
MICHAEL P. TSOLINAS 4709 STAVANGER LANE LAS VEGAS, NV 89147	740,000	4.90%	740,000	0	0
ANDRIANA MIHALOS 14023 NEWGATE CT ORLAND PARK, IL 60462	740,000	4.90%	740,000	0	0
EDWIN FROMER 277 ELK TRAIL CAROL STREAM, IL 60188	740,000	4.90%	740,000	0	0
BETTY MAVROGIANNIS 1657 HOBBIT RD DUNEDIN, FL 34698	740,000	4.90%	740,000	0	0
DIAMANTIS ANTONOPOULOS 4028 W.147TH ST. MIDLOTHIAN, IL 60445	740,000	4.90%	740,000	0	0
NIKOLAOS SGUROS 200 S.HALSTED ST CHICAGO, IL 60661	740,000	4.90%	740,000	0	0
STEVE DELLIS 798 MEADOWS RIDGE DR. AURORA, IL 60504	718,334	4.78%	718,334	0	0
FRAN PROKOS 4924 SHETLAND AVE TAMPA, FLA 33615	550,000	3.66%	550,000	0	0
WOODROCK CAPITAL PARTNERS LLC 301 MISSION STREET #38F SAN FRANCISCO, CA 94105 (2)	375,000	2.50%	375,000	0	0

(1)

If all shares offered for sale are sold by the selling shareholder.

(2)

Beneficial shareholder with voting power for Woodrock Capital Partners LLC, is Petter Kleppan of 301 Mission Street #38F, San Francisco, CA 94105.

PLAN OF DISTRIBUTION

Following this registration statement becoming effective, the selling stockholders may from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Until such time as a market develops, we will sell the shares at a fixed price of $0.25 per share.

Our shares of common stock offered hereby by the selling stockholders may be sold from time to time by such stockholders, or by pledges, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed “selling stockholders” for the purposes of this prospectus. Our shares of common stock may be sold:

•

on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or

•

in privately negotiated transactions.

The shares may also be sold in compliance with Rule 144 of the Securities Act, after the end of the applicable holding periods, as then in effect.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders must comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.

bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized by our Articles of Incorporation to issue 75,000,000 shares of common stock, par value $0.001 per share. As of October 7, 2011 there were 15,030,000 shares of common stock issued and outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company does not have any Preferred Stock authorized.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In November 2010, the Company issued (i) warrants to purchase 6,318,334 shares of the Company’s common stock to the investors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance in connection with the sale of common shares in November 2010 (the “2010 Offering”) which were valued at zero due to the fact that those equity units were sold at par of $0.001, (ii) warrants to purchase 375,000 shares of the Company’s common stock to stockholder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services, valued at $38 on the date of grant, all of which have been earned upon issuance.

Significant terms of the warrants include Section (F) Anti-dilution provisions and (G) Registration rights.

Pursuant to Section (F) Anti-dilution provisions of the warrant, the number of shares to be received upon the exercise of the warrant and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter provided:

(1)

In case the Company shall issue Shares as a dividend upon Shares or in payment of a dividend thereon, or shall subdivide the number of outstanding Shares into a greater number of shares or shall contract the number of outstanding Shares into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of shareholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing: (a) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of Shares outstanding prior to such dividend, subdivision or contraction; by (b) the sum of the number of Shares outstanding immediately after such dividend, subdivision, or contraction.

(2)

If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(3)

Upon each adjustment of the Exercise Price pursuant to this Section (F), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately by the Exercise Price in effect after such adjustment.

(4)

Irrespective of any adjustment of the number or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of Shares and Exercise Price as are stated in similar Warrants previously issued.

(5)

The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (F) and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (F).

(6)

Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (F), the Company shall: (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of Warrant.

(7)

In addition to the adjustments otherwise set forth in this Section (F), the Company, in its sole discretion, may reduce the Exercise Price or extend the expiration date of the Warrant.

(8)

The Exercise Price and the number of Shares issuable upon exercise of a Warrant shall be adjusted in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (F).

Pursuant to Section (G) Registration rights of the warrant, the warrant holder shall have piggyback registration rights as set forth in paragraph 12 of that certain Stockholder Subscription Agreement by and between the Company and the warrant holder.

The fair value of the warrants estimated on the date of issue uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 10, 2010	November 30, 2010
Expected option life (year)	5	5

Expected volatility	63.78%*	63.78%*

Expected dividends	0.00%	0.00%

Risk-free rate(s)	1.23%	1.47%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility. The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements. The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The aggregate fair value of the warrants issued in November 30, 2010 using the Black-Scholes Option Pricing Model was $38 at the date of issuance.

The table below summarizes the Company’s warrants activities through June 30, 2011:

	Number		Weighted	Fair
	of	Exercise	Average	Value at	Aggregate
	Warrant	Price Range	Exercise	Date of	Intrinsic
	Shares	Per Share	Price	Issuance	Value
Balance, September 30, 2010	-	$-	$-	$-	$-

Granted	6,693,334	0.01	0.01	38	-

Canceled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, June 30, 2011	6,693,334	$0.01	$0.01	$38	$-

Earned and exercisable, June 30, 2011	6,693,334	$0.01	$0.01	$38	$-

Unvested, June 30, 2011	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of June 30, 2011:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	6,693,334	4.41	$0.01	6,693,334	4.41	$0.01

$0.01	6,693,334	4.41	$0.01	6,693,334	4.41	$0.01

Options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officer, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.  The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued an option to purchase 1,600,000 shares of common stock to the Company’s founder at $0.01 per share valued at nil on the date of grant as compensation.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 30, 2010
Expected option life (year)	5

Expected volatility	63.78%*

Expected dividends	0.00%

Risk-free rate(s)	1.79%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility.  The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements.  The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was nil at the date of grant.

On November 30, 2010, the Company issued an option to purchase 200,000 shares of common stock to the newly appointed members of the board of directors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

November 30, 2010
Expected option life (year)	5

Expected volatility	63.78%

Expected dividends	0.00%

Risk-free rate(s)	1.47%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility. The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements. The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The fair value of the stock options issued on November 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $20 at the date of grant.

The table below summarizes the Company’s stock option activities through June 30, 2011:

		Exercise	Weighted	Fair
	Number of	Price	Average	Value	Aggregate
	Option	Range	Exercise	at Date	Intrinsic
	Shares	Per Share	Price	of Grant	Value

Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-	-	-

Canceled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	200,000	0.01	0.01	20	-

Canceled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, June 30, 2011	1,800,000	$0.01	$0.01	$20	$-

Vested and exercisable, June 30, 2011	1,690,000	$0.01	$0.01	$9	$-

Unvested, June 30, 2011	110,000	$0.01	$0.01	$11	$-

* - nil

The following table summarizes information concerning outstanding and exercisable options as of June 30, 2011:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	1,600,000	4.00	$0.01	1,600,000	4.00	$0.01

$0.01	200,000	4.37	0.01	90,000	4.37	0.01

$0.01	1,800,000	4.04	$0.01	1,690,000	4.04	$0.01

As of June 30, 2011, there were 5,700,000 shares of stock options remaining available for issuance under the 2010 Plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer, having an office situated at 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The McGeary Law Firm, P.C. located at 405 Airport Fwy., Suite 5, Bedford, Texas 76021 pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements of Wellness Center USA, Inc., a Nevada corporation have been included in this Prospectus and elsewhere in the registration statement in reliance on the report of Li & Company, PC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO WELLNESS CENTER USA, INC.

Description of Business

WELLNESS CENTER USA, INC. (WCU or the Company) is a newly incorporated company, engaged in the development of an internet online store business to market customized vitamins and other nutritional supplement solutions. Our intended products will be sold through our registered website www.aminofactory.com, presently under development. Our planned product line shall consist of Amino acid supplements and our target market will be the sports industry and the general health minded public. Our current product portfolio is available only to our initial Beta test clients consisting of five Amino acid formulas. Once our website is further developed, our product portfolio shall be expanded to include a wider range of Amino acid offerings, including customized formulas uniquely tailored to fit each and every individual’s needs. A customer will start by logging into our aminofactory.com website and shall be able to select  an Amino acid supplement and/or nutritious formula combination suitable to his/her needs. Once a suitable supplement solution has been chosen by the client, the order shall be automatically placed for processing in our supplier’s factory. Product will be shipped directly by our supplier to the client, within seven business days.

Our products will be produced by third party manufactures and/or product fulfillment suppliers. At present, we have established a relationship with one such producer and product fulfilment provider, the New Jersey based Protein Factory, to support our initial offering of five selected supplements, as described below in the “products” section. These five products which we plan to sell can be also provided to our competitors by Protein Factory or perhaps other manufacturers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our website with our packaging and pricing; under the Protein Factory or our own aminofactory label. Our relationship with Protein Factory as a Value Added Distributor (VAD) is currently non-exclusive and non-binding. Following successful conclusion of our Beta trial, WCU will have the opportunity to execute a binding VAD agreement with Protein Factory. As a VAD, whether our products are sold under the Protein Factory or our own aminofactory private label, we shall operate as our own entity; whereby we create our own pricing and products catalogue. Unlike a Protein Factory affiliate who is commissioned to sell products for a fixed fee through the proteinfactory.com website, we will sell our products through our aminofactory website and have full control on pricing, product selection, and captive client base. In any event, our relationship shall be characterized as a “one stop shop” whereby Protein factory will be WCU’s product producer and fulfilment center, thus extending WCU favourable benefits, such as completive pricing and faster turnaround. In this regard, we are dependent on Protein Factory’s manufacturing and fulfilment capabilities.

At present, WCU’s initial website development phase is completed and is being Beta tested based on the Protein Factory product line only. Beta testing is a pre-release trial phase conducted with outside the company clients who are willing to provide assistance in troubleshooting a product or process, prior to production release and real-world exposure. Such potential participants are expected to originate either through the organic exposure of our website; i.e. Google searches - or through word of mouth affiliated relationships. Our Beta testing at this time is strictly based on five specific products which are being manufactured by Protein Factory. During the trial period, we will test our website’s functionality and our supplier’s production and delivery performance. Further, we will get an initial feel and reaction from our Beta test clients on our products offering. Depending on the results of our Beta trial, we may be required to make certain website changes to fix any potential flaws or glitches which may be encountered; starting with order administration, factory placement and processing, on-time product delivery to client, product support, and invoicing related matters. Importantly, it will test our website’s merchant banking link with Bank of America and credit card transacting through Google and PAYPAL. Further, it will help us gauge our supplier’s performance which in turn will determine whether we should conclude in a long term relationship with Protein Factory. During a brief period in which we had turned our website on live mode, we have received and processed a limited number of product orders. As of this date, we have fully completed orders from four clients, representing seven products. Starting with order booking, followed by factory processing and delivery to client, we have not encountered any major obstacles. However, going through the learning curves, we did experience some challenges that required further attention but the necessary action was taken and product deliveries were completed satisfactorily. Overall, from an administrational and operational standpoint, we are satisfied with our performance but need to further refine our product shipping costing plan to be in line and appropriate with the varying shipping destinations, depending on client location.

Regardless, on the outcome of our relationship with Protein Factory, we intend to expand our website development to offer a wider variety of Amino acid products, as we qualify and establish relationships with additional suppliers. Accordingly, our website development and Beta testing may therefore be expanded until we achieve our milestones and conclude with our long term product brandings and supplier relationships. If necessary, to better accommodate a larger product portfolio and supplier base, it may be more beneficial to us to have our products marketed under an altogether different URL address and marketing approach. As such, our website’s platform will have to be significantly modified.

Our Beta testing phase commenced on July 6, 2011, and shall continue until the earliest of October 30, 2011 or full completion of fifty (50) product orders. Since its commencement, seven small orders have already been processed with satisfactory results, for the most part. Our testing is currently being conducted only on the five standard offerings described in our “Products” section. Pricing for these five items offered range from $14.00 to $69.99, depending on weight and formula, with an approximate unit average of $31. Beta units are being sold at price levels representative of the actually intended marketing pricing.

WCU’s next step will be to establish a sound marketing plan. We intend to follow a step by step approach prior to creating any market exposure of our product line, ensuring first that our product thru-put is manageable and our order processing mechanisms sufficiently tested. Once we have total assurance in our product procurement and order processing, we shall begin our initial marketing campaign. The pace and size of such campaign will highly depend on the then available funding and product acceptance. Our initial effort in creating interest will be focused on campaigns utilizing inexpensive tools, such as; social media channels and sports oriented sites, whereby our products are presented as complimentary and with an added value perspective. These marketing efforts targeting attractive user groups are not cost driven as they don’t require journalistic talent and time to develop. Many of our potential clients are currently users of supplements and the effort to inform them should be minimal. As we attract early adopters that enjoy the use of our products the word moves fast among them. In the future, we intend to sponsor sporting events to increase awareness as well as engage in direct marketing campaigns to further drive demand.

Provided we have product demand, we believe that we have good knowledge of the financial markets to pursue the potential capital needed to grow our operations accordingly.

General - Vitamin Supplement Market (All Sectors)

Wellness Center USA, Inc. plans to provide online supplement consulting to sports enthusiasts and the wellness conscious population. According to a survey conducted by Ipsos-Public Affairs for the Council for Responsible Nutrition (CRN), 64% of U.S. adults used dietary supplements in 2008. According to the Nutrition Business Journal’s (NBJ) 2009 U.S. Nutrition Industry Overview, U.S. sales of dietary supplements (including vitamins, herbs, meal supplements and sports nutrition and specialty supplements) grew 6.3% totalling $25.2 billion in 2008, and sales are projected to grow at an annual rate of approximately 5% per year for the next five years. The supplement category was the only one tracked by NBJ which showed higher growth in 2008 than in 2007, reflecting customers’ purchases of these natural products to protect their health and ward off more expensive medical visits and prescription drugs. The vitamin and dietary supplement industry is highly fragmented with products sold through multiple channels including retailers such as mass merchants, grocery stores, drug stores and specialty retailers, as well as through direct mail, catalogues, multi-level marketers and the Internet. Sales of dietary supplements through the Internet grew 24.8% in 2007 and, according to the NBJ 2008 Supplement Business Report, NBJ predicts that this growth will continue over the next several years at double-digit levels driven primarily by the increased availability of healthcare and nutrition information online. According to a survey published by Opinion Research Corporation, in 2008, 59% of adults used online resources to obtain health and wellness information.

We expect several trends will drive the continued increase in demand for dietary supplements and health and wellness products. These trends include:

•

Increased Focus on Healthy Living: According to a 2008 study conducted by the Natural Marketing Institute (NMI), 78% of U.S. consumers take an interest in health or wellness. Moreover, according to the CRN Health Care Professionals impact study, 79% of U.S. physicians and 82% of U.S. nurses recommend dietary supplements to their patients. We believe more consumers will research nutritional studies indicating dietary supplements are beneficial for their health and wellness.

•

Shift from Care to Prevention and Increased Acceptance of Dietary Supplements: According to the Centers for Medicare and Medicaid, total U.S. healthcare expenditures rose 6.1% to $2.2 trillion in 2007 compared to 2006, representing 16.2% of U.S. Gross Domestic Product. As healthcare costs continue to rise, both the U.S. government and healthcare payers are increasingly shifting their focus to preventative care. With increased focus on preventive care, we believe consumers will increase their acceptance and use of vitamins, supplements and other health and wellness products as they explore new ways to improve their health and reduce their healthcare costs.

•

Aging U.S. Population: According to the U.S. Census Bureau, the median age of the U.S. population has increased from 30.0 in 1980 to 36.6 in 2007 and is projected to increase to 39.0 in 2050. The number of Americans 65 years of age or older is expected to increase 83%, from 35 million in 2000 to 64 million in 2025. We believe that the aging of the U.S. population will also drive the overall growth of the industry as older consumers have higher levels of disposable income to purchase dietary supplements and are more likely to use dietary supplements as they age.

Amino acids – Total Vitamin Supplement Market (incl. Sports Sector)

Today, Amino acids have become extremely popular as a supplement, believed to help in many areas of our lives - from improving sport performance and sport nutrition to helping people with many conditions, such as kidney failure. The Amino acid supplements market has grown into a multi-million dollar business, with products easily available over the counter and online. The 23 or so amino acids are the molecular building blocks of proteins. According to one accepted classification, 9 are termed indispensable amino acids (IAA, sometimes called essential), meaning that they must be supplied from some food or supplement source; the others, which used to be classified simply as nonessential, are now more correctly termed dispensable amino acids (DAA) or conditionally indispensable, based on the body's ability to synthesize them from other amino acids.

Manufacturers of 'free form' amino acids make many claims about their benefits. Whilst some are true it is worthwhile taking time to study the available information from different sources. The main purpose of taking 'free from' amino acids as a dietary supplement has been to help increase performance, mainly among athletes, based largely on information provided by the manufacturers. More and more research is being undertaken in the field of amino acid supplements with the claims, hopefully being proved, one way or the other. A “free form" amino acid is an amino acid that is a single amino, with no other mixtures and/or combinations of other products. To better explain "free form" amino acids are singular molecules, not attached by peptide bonds to other amino acids. Crystalline “free form” amino acids do not need to be digested. They are assimilated directly into the body and ready to be utilized. Food proteins, so called “pre-digested” protein hydrolysates and peptide bond amino acids require from four to six hours to digest, in an energy depleting process. Food proteins and hydrolysates are often incomplete and malabsorbed, even resulting in extreme intestinal discomfort and flatulence.

Amino acids - Sports and Fitness Nutrition Market

Total Addressable Market: (According to Frost & Sullivan - June 2011 report)

The US market for Amino Acids in Sports and Fitness Nutrition - according to Frost & Sullivan - is estimated to be about $75 million in 2011 and growing north (annually) to about $105 million in 2017.

Unit Shipment and Revenue Forecast

Revenues ($ Million)
Units (MT)
120.0
100.0
80.0
60.0
40.0
20.0
0.0
Revenues ($ Million)
10000
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
Units (MT)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Year

Note: All figures are rounded; the base year is 2010. Source: Frost & Sullivan

Product positioning and price will be key for manufacturers of sports nutrition products as they expand their consumer base from the traditional users (bodybuilders and athletes) to recreational and lifestyle users. A -one-size-fits-all approach will not work; traditional users will focus on the scientific benefits behind the products, while lifestyle users will view these products as a healthy convenient indulgence.  Customized solutions are essential and manufacturers must focus on health benefits. Affordability is still crucial to market expansion, as these products are considered non-essential by most consumers. Sport foods, and particularly sport and energy bars, are weathering the economic recession and appear to have the greatest potential.

However, the true market-share of Amino acid products for human consumption is still in its infant stage and we have limited knowledge at this time to determine market share for each of our contemplated products. We at Wellness Center USA are in the process of defining the product selection criteria. It will however be predominantly based on a demand driven methodology, trial, select and focus approach on desirable demand in the Amino acid category. A demand driven product selection criteria will require for us to test, experiment, and seek data about the demand for each of our products. We will need to be patient to understand which product will build a demand - before final product selection is decided. Otherwise, we may incorrectly judge the potential product demand. We acknowledge that we have limited knowledge today about marketability for each of our initial offerings and would like to represent that we are in an experimental phase. As we acquire broader market knowledge and better understanding of the underlying factors driving demand for Amino based products, we will make the appropriate adjustments in our product line and marketing plans.

Our Products

We plan to sell the following five “free form” amino acid products to our clients. These products are being produced by Protein Factory, our current provider of Amino acid supplements. Our present relationship as a Value Added Distributor (VAD) with Protein Factory is non-exclusive and non-binding. The products which we plan to sell can be also provided to our competitors by Protein Factory or perhaps other manufacturers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our aminofactory website with our custom packaging and pricing, either with the Protein Factory label or our own aminofactory label. Protein Factory is a licensed manufacturer of Amino acid products, including of the Ajinomoto brand. We have no direct relationship with Ajinomoto and do not own any product patents for this brand. We have selected Ajinomoto for inclusion in our product portfolio because its Amino acids are widely used, of good quality, and will be attractive to our potential clients.

Acetyl L-Carnitine

L Carnitine is derived from the lysine and methionine amino acids. It is mainly synthesized in the liver and the kidneys, and must be transported for use to other tissues in the body. It is found in highest concentration in tissues that use fatty acids as the main dietary fuel, such as the skeletal and cardiac muscles. One of the key uses of Acetyl L-Carnitine supplement is for fatty acid oxidation - helping users burn unwanted body fat. Fatty acids are one the key energy sources the body uses, and oxidation is the process by which they're broken down to create energy. The fatty acids cannot penetrate the inner mitochondia membrane (where they are burned for energy), and the key role for L-Carnitine is to transport fatty acids accross the mitochondra membrane to allow for oxidation of the fats.

Ajinomoto Instantized BCAA

Ajinomoto Instant BCAA’s are soluble branch chain amino acids: leucine, isoleucine and valine. The Ajinomoto Instantized Branched-Chain Amino Acid (IBCAA) formula is 2-parts leucine, 1-part isoleucine and 1-part valine. The formula enhances the solubility of branched chain amino acids. IBCAA offers clear benefits; quicker dissolution, enhanced absorption, unbeatable purity, and proven consistency. This product is primarily targeted for runners and body builders, who need rapid recovery and improved stamina. Body builders may see an increase in their ability to develop muscle bulk.

Ajinomoto L-Glutamine

Glutamine is nutritionally classified as a nonessential amino acid. It is also considered a conditionally essential amino acid, since its requirement increases significantly in conditions of accelerated catabolism - such as metabolic stress - so that its demand cannot be met by in vivo synthesis alone. Glutamine is a protein-building amino acid that is important for maintaining muscle as well as supporting immune and intestinal health. Maintenance of lean muscle is important to athletes and active individuals. A common problem during strenuous activity is the loss of lean muscle, or wasting, as muscle tends to break down after strenuous activity. This negatively impacts performance and recovery. Glutamine is highly utilized by the cells of the immune system. It is necessary for the production of proteins secreted by the immune system in response to foreign organisms. Glutamine also supports the normal functioning and health of intestinal cells. It is essential for the optimal health of the intestinal lining, which maintains the integrity of the gut mucosal tissue. L-glutamine is manufactured by fermentation from carbohydrate sources. L-glutamine from Ajinomoto is manufactured under cGMP conditions. A Drug Master File for L-glutamine from Ajinomoto is on record at the FDA. L-glutamine meets USP standards.

Ajinomoto L-Leucine

L-leucine is an essential amino acid, which means the body does not manufacture L-leucine, and it must be acquired through diet or supplementation. The male adult’s daily requirement is 14 mg per kg of body weight. It is one of the branched chain amino acids, along with L-isoleucine and L-valine. Supplementation should be combined with the other two branched chains. Food sources for L-leucine are meat, almonds, cashews, eggs, fish, chicken, lentils and liver. L-leucine is used for parenteral and enteral nutrition. It is used in combination with the other branched chain amino acids for patients with hepatic diseases to improve nutritional status. BCAAs serve as important fuel sources for skeletal muscle during periods of metabolic stress. BCAAs are an important component of sports nutrition and health foods, as they increase energy, enhance endurance and aid in muscle recovery. L-leucine is also used as a flavoring substance and as a lubricant for tablet production. L-leucine is produced via fermentation from carbohydrate sources. Ajinomoto manufactures L-leucine under cGMP conditions. A Drug Master File for L-leucine is on file at the FDA. L-leucine meets USP, EP and JP standards

Beta Alanine

Beta Alanine is a non-essential amino acid that combines with L-Histidine to help form Carnosine. Beta Alanine elevates Carnosine concentration in muscles and is useful for anyone participating in sports which require explosive actions, for example sprinting, weight training or boxing. Using Beta Alanine will help increase the production of Carnosine. Increasing the concentration of Carnosine in muscles is vital to athletes as Carnosine can increase the ability of your muscles to work harder and perform for longer. It may also prevent lactic acid build up during intense exercise, thus reducing muscular fatigue.

Competition

The online supplement industry is intensely competitive in all of its phases, and the Company will compete with many companies possessing greater financial resources and technical facilities. We will compete with a variety of companies operating in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. Our current or potential competitors include the following:

•	Health/natural specialty retailers, such as GNC, Vitamin World, Puritan’s Pride (a division of NBTY) and Vitamin Shoppe.

•	Drugstores, such as Walgreen’s, CVS and RiteAid.

•	Online merchants, such as Amazon.com and Drugstore.com.

•	Supermarkets and grocery stores, including traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods.

•	Mass merchant retailers, such as Wal-Mart, Kmart and Target.

•	Multi-level marketers, such as USANA Health Sciences and Herbalife.

Because the Company may not have the financial and managerial resources to compete with other companies, it may not be successful in its efforts to acquire projects of value, which, ultimately, become productive. However, while the Company will compete with other online supplement stores, there is no direct competition for the Amino Factory products as they are manufactured in-house.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Compliance with Government Regulation

The Company conducts the daily business under the guidelines of the State of Nevada. The Company at this time does not need and has not requested government approval on its products or services.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in supplement business operations may be required to compensate those suffering loss or damage by reason of the defective products and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all food safety regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of supplement companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production or require abandonment or delays in shipment of products.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive acts and trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide:

•	notice to consumers of our policies on sharing non-public information with third parties;

•	advance notice of any changes to our policies; and

•	with limited exceptions, provide consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties.

Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online retailers. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

There is currently great uncertainty in many states whether or how existing laws governing issues such as property ownership, sales and other taxes, and libel and personal privacy apply to the Internet and commercial online retailers. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or a change in application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business. These taxes could have an adverse effect on our results of operations. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any currently unknown past failures to comply with these requirements.

Our products will be subject to extensive regulation in the U.S. and abroad. The FDA enforces the Federal Food, Drug and Cosmetic Act, or FDCA, and related regulations, which govern the identity, purity, quality, strength, and composition of dietary supplements and regulate the formulation, manufacture, packaging, labeling, holding, sale, and distribution of dietary supplements, foods, cosmetics, and over-the-counter, or OTC, drugs, and prohibit the sale of misbranded and adulterated dietary supplements and dietary supplements that by the intention of the manufacturer or distributor or label or labeling claims are unapproved new drugs. The Federal Trade Commission, or FTC, enforces the Federal Trade Commission Act, or FTCA, and related regulations, which govern the advertising and advertising acts and practices associated with the promotion and sale of these products. The U.S. Postal Inspection Service enforces federal laws governing fraudulent use of the mails. Regulation of certain aspects of the dietary supplement business at the federal level is also governed by the Consumer Product Safety Commission (e.g., concerning the presence of adulterated substances, such as toxic levels of lead or iron, that render products unsafe for consumption and require a CSPC ordered recall), the Department of Agriculture (e.g., for products that are intended for ingestion as dietary supplements for animals) and the Environmental Protection Agency (e.g., in the methods of disposal used for certain dietary ingredients, such as colloidal silver). The manufacture, packaging, labeling, holding, sale, and distribution of dietary supplements are also subject to extensive local, state, and foreign government regulation. For example, under the European Union Directive, only dietary supplements listed in Annex II to that directive or otherwise ruled saleable in Europe by the European Union may be sold in Europe subject to EU restrictions on dose amounts, forms, label claims and advertising. The Bureau of Customs and Border Patrol, a division of the Department of Homeland Security, also regulates shipments containing dietary ingredients, dietary supplements, cosmetics, drugs, biologics, and medical devices and engages in enforcement activity in concert with the FDA to block the import or export of articles deemed adulterated or otherwise unlawful for sale in the United States (imports) or in the non-U.S. country to which articles are addressed. CBP holds on articles or demands for recall can interfere with the timely delivery of products to market and can result in regulatory fines and penalties.

The FDCA has been amended several times affecting provisions that concern dietary ingredients and dietary supplements, including by the Dietary Supplement Health and Education Act of 1994 (DSHEA). DSHEA formally defined what may be sold as a dietary supplement, defined statements of nutritional support and the conditions under which they may lawfully be used, and included provisions that permit the FDA to regulate manufacturing practices and labeling claims peculiar to dietary supplements. “Dietary supplements” are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances that are used to supplement the diet, as well as concentrates, constituents, extracts, metabolites, or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market before October 15, 1994 may be used in dietary supplements without notifying the FDA. However, a “new” dietary ingredient (i.e., a dietary ingredient that was not marketed in the U.S. before October 15, 1994) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without having been “chemically altered.” A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” which establishes that use of the dietary ingredient “will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the new dietary ingredient can be marketed. There can be no assurance that the FDA will accept evidence purporting to establish the safety of any new dietary ingredients that we may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.

The FDA is in the process of developing guidance for the industry to clarify its interpretation of the new dietary ingredient notification requirements, and this guidance has the potential to raise new and significant regulatory barriers for new dietary ingredients. In addition, increased FDA enforcement could lead the FDA to challenge dietary ingredients already on the market as “illegal” under the FDCA because of the failure to file a new dietary ingredient notification or because the substance may be one found to be the subject of an investigational new drug application for which clinical trials have commenced and been publicized.

The FDA generally prohibits labeling a dietary supplement with any “health claim” (i.e., any statement associating a nutrient with prevention, but not treatment, of a disease or health-related condition), unless the claim is pre-approved by the FDA. The FDA prohibits entirely disease treatment claims when made for a dietary supplement. However, “statements of nutritional support,” including so-called “structure/function claims,” are permitted to be included in labeling for dietary supplements without FDA pre-approval. Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect the structure, function or well-being of the body, but such statements may not state that a dietary supplement will reduce the risk or incidence of a disease unless such claim has been reviewed and approved by the FDA. A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. Such statements must be submitted to the FDA no later than thirty days after first marketing the product with the statement and must be accompanied by an FDA mandated label disclaimer that “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.” There can be no assurance, however, that the FDA will not determine that a particular statement of nutritional support that we want to use is an unacceptable disease claim or an unauthorized nutrient-disease relationship claim otherwise permitted with FDA approval as a “health claim.” Such a determination might prevent the use of such a claim.

In addition, DSHEA provides that certain “third-party literature,” such as a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may “in connection with the sale of a dietary supplement to consumers” be exempt from labeling regulation. However, the FDA has adopted an “intent to use” doctrine whereby such literature even if exempt from labeling may nonetheless form the basis for an agency determination that the literature in context reveals a company intent to sell a dietary ingredient or dietary supplement as a drug, thereby rendering the supplement an unlawful, unapproved new drug. Because the “intent to use” doctrine is predicated on a subjective assessment of all facts and circumstances associated with the promotion and sale of a dietary supplement, we cannot know whether any particular piece of literature otherwise exempt from labeling will be deemed by the FDA unlawful for use in association with the sale of the dietary ingredient or dietary supplement.

As authorized by the FDCA, the FDA has recently adopted and is now implementing Good Manufacturing Practices, or GMPs, specifically for dietary supplements. These new GMPs impose extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements. They require that every dietary supplement be made in accordance with a master manufacturing record, that each step in manufacture, holding, labeling, packaging, and distribution be defined with written standard operating procedures, monitored, and documented, and that any deviation in manufacture, holding, labeling, packaging, or distribution be contemporaneously documented, assessed by a quality control expert, and corrected through documented corrective action steps (whether through an intervention that restores the product to the specifications in the master manufacturing record or to document destruction of the non-conforming product). The GMPs are designed to ensure documentation, including testing results that confirm the identity, purity, quality, strength, and composition of dietary supplements. In addition, GMPs require a company to make and keep written records of every product complaint that is related to GMPs. The written record of the product complaint must include the following: the name and description of the dietary supplement; the batch, lot, or control number of the dietary supplement, if available; the date the complaint was received and the name, address, or telephone number of the person making the complainant, if available; the nature of the complaint, including, if known, how the product was used; the reply to the complainant, if any; and findings of the investigation and follow-up action taken when an investigation is performed. The regulations directly affect all who manufacture the dietary supplements we sell and our own manufacture, holding, labeling, packaging, and distribution of dietary supplements. The FDA may deem any dietary supplement adulterated, whether presenting a risk of illness or injury or not, based on a failure to comply with any one or more process controls in the GMP regulations. If deemed adulterated, a dietary supplement may not be lawfully sold and may have to be recalled from the market. It is possible that the FDA will find one or more of the process controls implemented by us, by our contract manufacturers, or by those whose dietary supplements we will sell to be inadequate and, thus, requiring corrective action, requiring any one or more of the dietary supplements we may sell to be unlawful for sale, or resulting in a judicial order that may impair our ability to manufacture, market, and sell dietary supplements.

The FDA also requires adverse event notices on labels and serious adverse event reporting for all supplements and OTC drugs. An “adverse event” is defined by statute to include “any health-related event associated with the use of a dietary supplement that is adverse.” Only serious adverse events must be reported to FDA. A “serious adverse event” is an adverse event that: results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect; or requires, based on reasonable medical judgment, a medical or surgical intervention to prevent an outcome described above. When a manufacturer, packer, or distributor whose name appears on the product label of a dietary supplement receives any report of a serious adverse event associated with the use of the dietary supplement in the United States the company must submit a “serious adverse event report” on MedWatch Form 3500A. The report must be filed within 15 business days of receipt of information regarding the adverse event. All adverse event reports, whether serious or not, must be recorded and kept in company records under the GMP rules. A company must maintain records of each report of any adverse event (both serious and non-serious) for a minimum of 6 years. These records should include any documents related to the report, including: the company’s serious adverse event report to the FDA with attachments; any new medical information about the serious adverse event received; all reports to the FDA of new medical information related to the serious adverse event; and any communications between the company and any other person(s) who provided information related to the adverse event.

The regulation of dietary supplements may increase or become more restrictive in the future. There can be no assurance that, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we will be able to comply with such statutes or regulations without incurring substantial expense.

The FDA regulates the formulation, manufacturing, packaging, labeling and distribution of OTC drug products pursuant to a “monograph” system that specifies active drug ingredients that are generally recognized as safe and effective for particular uses. If an OTC drug is not in compliance with the applicable FDA monograph, the product generally cannot be sold without first obtaining FDA approval of a new drug application, which can be a long and expensive procedure. The homeopathic drugs that we sell are regulated as non-prescription, over-the-counter drugs.

These products must generally meet the standards set forth in the Homeopathic Pharmacopeia of the United States and claims made for them must not deviate from those contained in specific homeopathic treatises recognized by the FDA as appropriate for use. If these requirements are not met, the FDA can consider the products unapproved new drugs and prohibit their sale.

The FDA has broad authority to enforce the provisions of the FDCA concerning dietary supplements and OTC drugs, including powers to issue a public “warning letter” to a company to quarantine and prohibit the sale of products deemed adulterated or misbranded, to publicize information about illegal products, to request a voluntary recall of illegal products from the market, to request that the Department of Justice initiate a seizure action, an injunction action or a criminal prosecution in U.S. courts, and to seek disgorgement from a federal court of all proceeds received from the sale of products deemed misbranded or adulterated.

Cosmetics are not subject to pre-market approval by FDA, but the products, their ingredients and their label and labeling content, are regulated by the FDA, and it is the burden of those who sell cosmetics to ensure that they are safe for uses as directed. The FDA prohibits certain ingredients from being contained in cosmetic products that are authorized only for drug use or are deemed adulterated. In addition, the labeling of cosmetic products is subject to the requirements of the FDCA, the Fair Packaging Labeling Act and other FDA regulations. The FDA limits cosmetic product claims to those of beautification and enhancement to the external appearance of the skin. Structure/function claims are generally prohibited for cosmetic products as are disease prevention and treatment claims. It is possible that cosmetic product ingredients now commonly in use that are derived from nanotechnology may be restricted or prohibited in future. It is also possible that claims now commonly in use concerning cosmetic reduction in the external appearance of aging, the effect of cosmetic ingredients on fine lines and wrinkles, or on other aspects of appearance may in future be deemed prohibited, implied disease treatment claims.

The FTC exercises jurisdiction over the advertising of dietary supplements, OTC drugs and cosmetics. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in consent decrees and the payment of civil penalties and/or restitution by the companies involved. The FTC also regulates other aspects of consumer purchases including, but not limited to, promotional offers of savings compared policies, telemarketing, continuity plans, and “free” offers.

Further, under the Food Allergen Labeling and Consumer Protection Act of 2004 (FALCPA) all packaged foods containing any of the eight identified major food allergens: milk, egg, fish, crustacean shellfish, tree nuts, wheat, peanuts, and soybeans, must declare such allergens, at least once, by their common or usual name. A packaged food “contains” an allergen for the purposes of the law when any intentionally added ingredient contains an allergen. Thus, even if an allergen is present only in a coloring or flavoring, FALCPA applies. Likewise, the law applies even if an allergen is present only in a small amount of an “incidental” (but intentionally added, non-cross-contact) additive, like a releasing agent. Disclosure in this case is required even though such an ingredient usually could be omitted altogether from the ingredients list. Failure to comply with the FALCPA may lead to civil sanctions, criminal penalties, or both under the FDCA. In addition, the FDA is authorized to seize non-conforming products controlled by a company and issue a recall of products already on the market.

We will also be subject to regulation under various state, local and international laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and OTC drugs. For example, Proposition 65 in the State of California requires a list of substances that are deemed to pose a risk of carcinogenicity or birth defects. If any such ingredient is contained in a dietary supplement, cosmetic, or drug, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth defect risk. Private attorney general actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines.

Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors in those countries. These distributors are independent contractors whom we do not control.

In addition, from time to time in the future, we may become subject to additional laws or regulations administered by the FDA, the FTC, or by other federal, state, local or foreign regulatory authorities, to the repeal of laws or regulations that we generally consider favorable, such as DSHEA, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations, and we cannot predict what effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on our business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Employees

We currently have no employees.

Description of Property

The Company does not have any property interest and is not tantamount to property ownership. The Company does not have any plants or other property. The Company's principal operations are located in Suite 111-1014 E. Algonquin Road, Schaumburg, IL 60173. It is not anticipated that expanded facilities will be in the near future.

Legal Proceedings

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations.

Market for Common Equity and Other Related Stockholder Matters

As of October 7, 2011, we have a total of 17 holders of common shares, including the Company’s officer/director and its two other directors. No other classes of stock have been issued.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Availability of Rule 144

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

Plan of Operation

We are a newly formed company, engaged in the development of an internet online store business, to market customized vitamins and other nutritional supplement solutions, through our registered website aminofactory.com, presently under development. Our planned product line shall consist of Amino acid supplements and our target market is the sports industry and the general health minded public.  Our current product portfolio is available only to our initial Beta test clients consisting of five Amino acid formulas. As of the date of this prospectus, we have had minimal revenues, have not begun operations and have 13,934 in cash, as of June 30, 2011. We plan to continue developing our business and do not expect any product revenues for approximately one year from this date.

Letter of Understanding With Protein Factory (Manufacturer)

Wellness Center USA, Inc.’s present relationship with Protein Factory, Inc. (PF) is a non-exclusive and non-binding Value Added Distributorship (VAD). Following are the principal terms of the official Letter of Understanding (LOU).

LOU Summary of Terms:

1.    LOU is applicable for a period of one (1) year with automatic renewal unless either party terminates the agreement in writing, sixty (60) days prior to the end of the agreement term.

2.    The LOU is a non-binding and non-recourse instrument until such time as the parties agree to enter into a definitive and binding agreement.

3.    WCU will make a market for certain specific products, independent of any marketing programs presently employed by Protein Factory Inc. As such, WCU will market PF’s products under a Value Added Distributorship (VAD) arrangement. Under the VAD arrangement, each of the parties shall be independent of each other’s financial undertakings. PF’s shall make its products available to WCU at a pre-determined fixed price and WCU will create its own market price for its client base. Each party shall retain 100% of its respective revenue.

Website Development Plan

At present, we have finalized our initial website development phase and are conducting its Beta testing. Once our website is further developed, our product portfolio shall be expanded to include a wider range of Amino acid offerings, including customized formulas uniquely tailored to fit each and every individual’s needs. A customer will start by logging into our aminofactory.com website and shall be able to select an Amino acid supplement and/or nutritious formula combination, derived by the answers provided to the on-line questionnaires. Once a suitable supplement solution has been chosen by the client, the order shall be automatically placed for processing in our supplier’s factory. Product will be shipped directly by our supplier to the client, within seven business days.

Product Manufacturing Plan

Our products are being produced by Protein Factory, a New Jersey manufacturer of Amino acid based nutritional products, to supply our initial custom orders during our Beta trial. Our present relationship as a Value Added Distributor (VAD) with Protein Factory is non-exclusive and non-binding. The products which we plan to sell can be also provided to our competitors by Protein Factory or perhaps other manufacturers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our aminofactory.com website with our custom packaging and pricing, either with the Protein Factory label or our own aminofactory label. Following successful conclusion of our Beta trial, WCU will have the opportunity to execute a binding VAD agreement with Protein Factory. Further, in the near future, we plan to identify additional Amino acid suppliers to expand and diversify our product portfolio. Protein Factory is a licensed manufacturer of Amino acid products, including of the Ajinomoto brand. We have no direct relationship with Ajinomoto and do not own any product patents for this brand. We have selected Ajinomoto for inclusion in our product portfolio because its Amino acids are widely used, of good quality, and will be attractive to our potential clients. For processing our client orders automatically through our aminofactory.com website, we have linked aminofactory.com with Protein Factory for product placement and processing. We have also linked our website directly with our merchant banking account at Bank of America to receive credit card payments upfront from our clients over the internet, at the time of product ordering. Similar banking arrangements have been set up through Google and PAYPAL.

Marketing Plan

WCU’s next step will be to establish a sound marketing plan. We intend to follow a step by step approach prior to creating any kind of market exposure of our intended product line, ensuring first that our product thru-put is manageable and our order processing mechanisms sufficiently tested. Once we have total assurance in our order processing and product procurement, we plan to begin our initial marketing campaign. Our main marketing and promotional vehicles shall involve various internet search engine tools. The pace and size of our campaign will highly depend on the then available funding and product acceptance. However, provided we have suitable product demand during our initial campaign, we believe that we have good knowledge of the financial markets to pursue the potential capital needed to grow our operations accordingly.

Management

Presently, all business functions are managed by our officer/director and founder, Andrew J. Kandalepas. He is responsible for developing and planning our business units, including product development, organizational structure, financing and administrational functions. His services shall be utilized until the company is financially capable to engage additional staffing. At his discretion, Mr. Kandalepas has elected not to receive any compensation for his services, until the company is financially capable to compensate him. He is also serving on the company’s board of directors, supported by two other directors.

Short Term Operating Requirements (first year) - Summary

For a period of six to eight months, we shall remain a development stage company; completing and testing our website and preparing our marketing plan. Our operational costs during this development period are expected to run approximately $8,000/monthly, including administrational costs. Following completion of our website and marketing plan development, we intend to kick off our initial marketing campaign. For a period of three to four months, our marketing campaign shall be limited; to ensure timely product delivery and good customer service. During this period, we intend to hire two employees to support our marketing and customer support functions.  As a result of our new hiring, our total costs during this period shall increase to $14,500/monthly. Therefore our capital requirements during the first twelve months shall be:

• Operating Costs (8 months) - July 2011 to February 2012	$64,000
• Operating Costs (4 months) - March 2012 to June 2012	$58,000

Total Operating Costs (12 months) - July 2011 to June 2012	$122,000.

Capital Source(s): We are wholly dependent upon our founder and Officer, Andrew J. Kandalepas to meet our operating requirements. Mr. Kandalepas, however, is not under any obligation, formal or otherwise, to provide our working capital. Mr. Kandalepas has offered to provide the entire $122,000 estimated to fund our operations for the first twelve months, but, no assurance can be given that Mr. Kandalepas will provide the funding we need for operations.  In the event that Mr. Kandalepas cannot provide sufficient working capital to the Company, we may have to curtail its operations to keep our spending to the minimum to conserve cash and keep the Company operates. For the period July 1, through October 7, 2011, the Company received advances from Mr. Kandalepas of $ 20,300, in aggregate for working capital purposes.

Long Term Operating Requirements (second year) - Summary

As we begin our product sales following the first year of operation, we will need additional staffing to support our sales administration and secretarial functions. As such, during the second year, we plan to hire two additional employees, one for sales administration and one secretarial. Our capital requirements during the second year of operation shall increase by approximately $80,000. Therefore our expected operating costs during the second year of operation are as follows:

• Operating Costs (6 months) - June 2012 to Dec. 2012	$91,000
• Operating Costs (6 months) - Jan 2013 to May 2013	$111,000

Operating Costs – (12 months) - June 2012 to May 2013	$202,000
Total Operating Costs (including officer’s salary of $100K)	$302,000

Revenues/Capital Source(s):

We anticipate that during our ramp up period, from June 2012 to December 2012, we can generate $350,000 in revenues, and $600,000 during the following five months, from January 2013 to May 2013. Our intended product line, due to its customized nature, will allow us to realize respectful profit margins. As an added value distributor, our typical gross profit margins for our intended product line shall range from 40% to 60%, or more. Unlike Protein Factory’s affiliate program which is commission based, we are flexible to set our own pricing for the products we sell as our offerings are  marketed through our own website checkout payment method, our own marketing strategy and expense. Based on our anticipated revenues during the second year of operation, our business can be self-sufficient and support additional growth. Anticipated revenues are follows:

Revenue Summary

Revenue Forecast -- June 2012 to Dec. 2012: $350,000

Revenue Forecast – Jan. 2013 to May 2013: $600,000

Total Est. Revenues – June 2012 to May 2013: $950,000

Cash Flow Summary (12 months)

Total Estimated Gross Profit - $380,000

Total Estimated Operating Cost - $302,000

Total Estimated Profit (pre-tax) - $78,000

Assumptions about Future Performance and Projections of Wellness Center USA, Inc.

Given that we are in beta testing and prior to entering a commercial initiation of a product specter limited to five products, management would like to express some important observations which will determine the level of our success or lack thereof. At this initial phase of business development, we have limited knowledge on how sales and product demand will grow. However, we are optimistic that our focus on Amino acid products will be embraced by our prospective clients and become a trusted supplier to them.

There are three key drivers that determine our future performance expectations - they are demand driven indicators of revenues.

1.       Cost of website traffic in building brand awareness

2.       Conversion of web traffic into product acquisition for each of our five products

3.       Customer experience and website ease in purchasing online - drive repeat purchases

Our overall cost of sales is very manageable and transparent as we have good insight into all fixed costs with relative low sales volumes. Our business model allows us to manage variable expenses as our suppliers bear all manufacturing, shipping and handling costs.

The company will not retain any inventory and will therefore have the ability to increase or decrease its product portfolio, without financial consequences. This flexibility is also very beneficial because it will extend us the opportunity to determine which products do well and which products do less well, without any underlined penalties

Future performance will depend on management’s ability to understand what capital expenditures will build brand awareness through website traffic. Further, creative campaigns will have to be utilized based on good understanding of consumer behavior, demographics, and perhaps some trial and error experimentation. As such, we will be required to undergo though several learning curves before we obtain a good insight on realistic spending requirements. Until we acquire the experience, we will not know the yield per each dollar invested in customer acquisition..

Therefore, the company is not able to provide a detailed profit and loss breakdown at this time. We have internally developed sales objectives and we do understand our costs well for the next eight to twelve months but will need to formulate same for our long term plan.

We can not project positive cash flow generation for the first twelve months. However we do have internal plans and objectives to have positive cash flow generation beyond the first year. Accordingly, we foresee a negative EPS (earnings per share) for the first year.

Since the entry barriers are low at the beginning of the commercial phase, we prefer to keep product margin data not available to the public domain for the time being, However there will be ample opportunity to report our margins in future filings.

In the event the company’s revenues fall short of expectations and if additional capital is needed to support the company’s ongoing needs; our founder has the expertise in helping finance emerging start-up firms. Particularly, provided our management’s goal is realized in taking the company public, our founder’s ability in financing listed companies is especially strong - due to his extensive involvement and knowledge of the public equities markets.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Results of Operations

No Comparisons are available as this is the Company’s first year of Operation. Minimal sales or income was recorded for the nine month period.

Operating Costs and Expenses

Start-up costs for the nine months of operations ended June 30, 2011 totalled $90,356. This included $13,913 in consulting fees, $50,000 in professional fees, including the cost of this S-1 Registration Statement, $15,628 in rent expense to a related party, and $10,815 in general and administrative costs.

Liquidity and Capital Resources

As of June 30, 2011, our cash balance is $13,934. We believe that our cash balance in conjunction with additional capital to be raised and/or advances from our majority stockholder and president, the Company shall be able to sufficiently fund our limited levels of operations until the end of our fiscal year, however no assurance can be given that additional capital and/or advances can be raised during the period. We are a developmental stage company and have generated no revenue from inception to date. We expect to raise additional capital to have adequate funds available to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling supplements. There is no assurance we will ever reach that stage.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. The Company had a deficit accumulated during the development stage of $133,371 at June 30, 2011 and had a net loss of $90,331 and net cash used in operating activities of $58,256 for the interim period then ended, respectively, with minimal revenue earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Significant Accounting Policies

The Company’s significant accounting policies include the following:

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets, the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of office equipment, and underlying assumptions to estimate the fair value of warrants and options.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Fair value of financial instruments measured

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of income and comprehensive income (loss).

Office equipment

Office equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instruments issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of shares options or similar instruments award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behaviour into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate employee termination behaviour.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or non-public entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“Section 505-50-30”).

Pursuant to Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Pursuant to Paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Changes and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Directors, Executive Officer and Control Persons

The following table sets forth the names and ages of our current directors and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officer was appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, and executive officer.

Name	Age	Position	Date
Andrew J. Kandalepas	59	Chairman, President, Chief Executive Officer and Chief Financial Officer	June 2010
Periklis Papadopoulos	54	Director	Nov. 2010
Evan T. Manolis	53	Director, Secretary	Nov. 2010

Andrew J. Kandalepas - Chairman, President, Chief Executive Officer and Chief Financial Officer

Recent and Present Professional History:

•

Senior Vice President and Director – GeoVax Labs, Inc. / Atlanta, GA

•

President, CEO and Chairman – Dauphin Technology, Inc. / Palatine, IL

Mr. Kandalepas has a varied 30+ year’s career as an entrepreneur and executive manager in private and publicly traded companies, particularly in the high-tech and biomedical sectors.  His involvement in the public sectors started following 10 successful years with Motorola and the establishment of CadServ Corporation, a privately owned Engineering Solutions boutique service provider to major electronic OEM’s. He earned his BA degree from DeVry University in 1974.

From 1995 to 2006, he served as the Chief Executive Officer and Chairman of the Board of Dauphin Technology, Inc., a leading developer of mobile hand writing recognition tablets and Broad Band Set Top Boxes. As a major stockholder in the corporation, he accepted the position as CEO/COB in 1995, at a time when Dauphin Technology Inc. was in the midst of bankruptcy proceedings and needed someone capable to lead the company out of bankruptcy. Indeed, Mr. Kandalepas spearheaded the challenge and was successful in resolving the Company’s $52 Million bankruptcy debt. He then developed business plans which carried Dauphin Technology through several acquisitions and partnerships to the benefit of the corporation’s shareholders.

In 2006, Mr. Kandalepas designed and executed a successful reverse merger between Dauphin Technology and GeoVax, Inc., creating GeoVax LABS Inc., an HIV/AIDS vaccine research and development firm located in Atlanta, Georgia. GeoVax’s preventive as well as its therapeutic vaccines are presently undergoing human trials testing, sponsored by the National Institutes of Health (NIH) and AIDS Research Consortium of Atlanta (ARCA), respectively. Until his resignation in July of 2009, Mr. Kandalepas was a member of GeoVax’s Board of Directors and served as the Company’s Senior Vice President. During his combined tenure at Dauphin Technology, Inc. and GeoVax Labs, Inc., he was successful in achieving more than $60 million in capital raisings, through various private placements.

Following a brief career break, from July 2009 to May 2010, Mr. Kandalepas founded Wellness Center USA, Inc., in June of 2010. Wellness Center USA, Inc., is a start-up firm engaged in developing an internet store business to market customized nutritional supplement solutions. From inception to present, Mr. Kandalepas has assumed several leading roles, including President and Chief Executive Officer, to organize, finance and execute the company’s business plan which this prospectus is a part of. He is also serving as a director on the Company’s Board.

Mr. Kandalepas’s extensive entrepreneurial experience combined with his strong knowledge of the financial sectors through his 15 years executive roles in running public companies; bring strong credentials to Wellness Center USA, Inc.’s executive team. His proven ability to lead and help finance development stage companies, shall be key in executing the company’s business plan and building a successful enterprise in the health care sector and potentially public arena.

Mr. Kandalepas is an active participant in the local Greek community and was instrumental in the establishment of St. Athanasios Greek Orthodox Greek Seminary, located in McHenry County, Illinois. Mr. Kandalepas is a proud husband to Cynthia and father of two.

Periklis Papadopoulos, Ph.D - Director

Recent and Present Professional History:

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President and CEO – Space Systems Corp. / Atherton, CA.

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Full Time Professor – San Jose State University / San Jose CA.

•

Senior Staff  - Aeronautical Engineer / Sunnyvale, CA.

Dr. Papadopoulos earned his Bachelor’s degree in Mechanical and Aerospace Engineering from Illinois institute of Technology and Master’s and Doctorate Degrees from Stanford University.  During his education he was honors listed. Dr. Papadopoulos is a graduate of the Aeronautics and Astronautics department at Stanford, class of ’92 where he was recognized with the best thesis award. He is also a member of the honors societies TAU-BETA-PI National Engineering Honorary Society and PI-TAU-SIGMA National Mechanical Engineering Honorary Fraternity.

He served as senior research scientist at NASA-ARC / ELORET – Thermosciences Institute for over 15 years where he participated and project lead planetary mission studies, space transportation and re-entry programs.  Programs that he was involved include the reusable launch vehicles X-33, X-34, X-38 and XCRV, space shuttle contingency abort, Space Launch initiative (SLI), Mars Science Laboratory, Mars Pathfinder, Galileo probe, and Venus Composition Probe, amongst others. He also served as a member of the NASA-ARC COBRA team for designing a next generation Mars Entry vehicle able to land heavy payload delivery systems.  His scientific contributions to the space program have been published in over 60 conference and journal publications. In his tenure at NASA, he was recognized with several spotlight awards for his outstanding contributions, public service award to the space program, including NASA’s prestigious Turning Goals Into Reality (TGIR) award. He has also been invited speaker at the JANNAF Interagency Propulsion Committee, AIAA Thermophysics conference, and International Conference on Numerical Grid Generation in Computational Field Simulations,

Dr. Papadopoulos is the founder and CEO of Space Systems, LLC, founded in 2003.  He lead a team of researchers that successfully competed and awarded several contracts from the US Department of the Air Force, Headquarters Flight Test Center (AFMC), the Air Force Research Laboratory (AFRL) Advanced Vehicles Concepts branch of the Propulsion Directorate at Edwards Air Force Base, ERC and NASA ARC. The goals of the organization are focused in developing and participating with technology innovation and commercialization, which addresses specific and detailed governmental agency needs within NASA, DoD, DoE, DARPA and similar branches. He has established partnership and teaming agreement with Lockheed Martin Technical Operations (LMTO).  The AFRL, AFMC, ERC, NASA awarded contract topics include:

•

Novel Analysis Tools for Rapid Evaluation of Advanced Propulsion Systems (REAPS), AFRL Contract Number FA9300-04-C-0047 (Phase I and Phase II awards.)

•

Advanced Modeling & Simulation (M&S) of Complex Non-Equilibrium Plasma Flows for Micro-satellite Propulsion, AFRL contract number F04611-03-M-3035, (Phase I award.)

•

Combustion chamber Ablation Modeling – CCAM (Phase II enhancement contract award), AFMC Contract Number F04611-03-M-3038

•

High Altitude Access to Space Feasibility Study (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

•

Launch Vehicle Power Trajectory Modeling and Co-Optimization Code (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

•

Two NASA contract were awarded to provide Three-Dimensional CFD Modeling of the ATROMOS Mars Entry Architecture under Purchase Order NNA08CG19P with NASA Ames Research Center.

•

GPU Implementation of Large-Scale Simulations For Non-Equilibrium Fluid and Plasma Dynamics.  AFRL subcontract with Air Force on site contractor ERC.

•

Dr. Papadopoulos, currently holds a tenure, full professor, position at California’s San Jose State University. He is the director/founder of the Center of Excellence for Space Transportation and Exploration. He was the co-investigator and probe developer for the ATROMOS/NASA Mars Polar Lander.  He directed the microsatellite and cube-sat program and laboratory at SJSU.  He established a high performance computing cluster sponsored by the INTEL Corporation. He established a memorandum of understanding between the SJSU/MAE department and the Lockheed Martin Co. (LMCO and LMTO) for development of business opportunities in the areas of space transportation, propulsion, and engineering and technology services and to jointly submit proposals to government agencies.  He coordinated the SJSU/LMCO on sight cohort graduate Aerospace Engineering Program. He supervised student’s publication that obtained best paper awards at the AIAA Atmospheric Flight Mechanics Conference in San Francisco, Ca. August 2005, 3rd place at the International Planetary Probe Workshop III in Athens, Greece, 3rd place at the AIAA western regional student conference in the graduate division, and best student award at the International Planetary Probe Workshop VI in Atlanta, Georgia, 2008. Dr. Papadopoulos, has served as member of the International Steering committees of the International Planetary Probe Workshop (IPPW) and the International Society of Grid Generation (ISGG) in numerical field simulations. Organized the 9th International conference on Numerical Grid Generation in Computational Field Simulations at San Jose State University, the 2nd, 3rd, 4th, 5th and 6th conferences on planetary probes and the Thermal and Fluids Analysis Workshop (TFAWS).

Dr. Papadopoulos’s vast academic career and strong entrepreneurial experience in the aeronautical field shall be of great value and benefit to Wellness Center USA, Inc. His scholar, research and strong development experience, bring invaluable diversity to the company’s board and management in introducing new applications in generally untapped markets.

Evan T. Manolis, MD - Director, Secretary

Recent and Present Professional History:

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Practicing Physician in Plastic and Reconstructive Surgery – Self Employed / Orland Park, IL

•

President – Evan Manolis & Associates / Orland Park, IL

•

President – MIA Medical Spa / Orland Park, IL

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Director – Acron Genomics / London, England

Dr. Manolis is a veteran plastics and reconstructive surgeon in the Chicago-land area, with extensive personal experience in medical spa establishment, management and marketing. He has served in advisory roles to local hospitals for practice developments. Further, Dr. Manolis presently serves as chairman of an international biotech company involved in point of care diagnostics technology development in association with Imperial College, in London.

Education: He earned his B.S. in Biology at the University of Illinois, in Chicago (1976-1981). From 1987-1991 he attended school of medicine at Southern Illinois University, where he earned his M.D. Post graduate training and residency were conducted at the Medical College of Ohio, 1991-1996, followed by Reconstructive and Plastic Surgery Residency at the school of medicine at Southern Illinois University, 1996-1998. His microsurgery and hand fellowship were completed at the school of medicine, University of Nevada, 1998-1999.

Dr. Manolis’s medical and health care knowledge adds invaluable expertise to the Board of Directors of Wellness Center, USA. Further, his business experience and public market knowledge extend additional contributions to the company’s executive team.

Consultants

On June 17, 2010, in preparation of the formation of the Company, the Company entered into a consulting agreement with an Presidents Corporate Group, an unrelated third party, (the “Consultants”) to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) month from the date of signing and is automatically extended in a 6 month frequency unless cancelled in writing.  Pursuant to the agreement, the Company was required to provide payments to Consultants of up to $110,000 (“Total project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed.  Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency,  market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement as follows: Consultants acknowledge that shares may not be available for issuance until such point and time arrives and these shares shall be included in the Company’s registration statement for free trading status. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants as required pursuant to the Agreement, valued at $250. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011.

Executive Compensation

Summary Compensation

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Kandalepas, Mr. Manolis, and Mr. Papadopoulos.

Summary Compensation Table – for the period from June 30, 2010 (inception) through September 30, 2010

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock (Shares)	Options Awards (Shares)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Andrew J. Kandalepas, President and CEO	0	0	0	3,665,000	1,600,000	0	0	0
Periklis Papadopoulos, Ph.D., Director	0	0	0	0	0	0	0	0
Evan T. Manolis, MD, Director, Secretary	0	0	0	0	0	0	0	0

Summary Compensation Table – For the interim period ending June 30, 2011

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock (Shares)	Options Awards (Shares)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Andrew J. Kandalepas, President and CEO	0	0	0	0	0	0	0	0
Periklis Papadopoulos, Ph.D., Director	0	0	0	225,000	100,000	0	0	0
Evan T. Manolis, MD, Director, Secretary	0	0	0	225,000	100,000	0	0	0

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Employment Agreements

We have no employment agreements.

Stock Option Plan

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

Pursuant to Section 7 - Adjustments or Changes in Capitalization of the Stock Option Plan, the number of shares to be received upon the exercise of the option and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter as follows:

7.1

In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B.

Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO’s but by an adjustment in the price for each share covered by such NQSO’s; or

C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

Security Ownership of Certain Beneficial Owners and Management

Principal Shareholders

The following table presents certain information regarding the beneficial ownership of all shares of common stock at the date of this prospectus, for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 15,030,000 common shares issued and outstanding.

Name and Address Beneficial Owner (1)	No. Of Shares Before Offering	No. Of Shares After Offering	Percentage of Before Offering	Ownership After Offering
ANDREW J. KANDALEPAS, President 1527 LEXINGTON CIRCLE SCHAUMBURG, IL 60173	3,665,000	3,665,000	24.4%	24.4%
PETER M. TSOLINAS 123 JOAN DRIVE BARRINGTON, IL 60010	1,682,500	1,682,500	11.2%	11.2%
JOHN MIHALOS 9923 S.RIDGELAND AVE, SUITE 263 CHICAGO RIDGE, IL 60415	875,000	875,000	5.8%	5.8%
JOHN GEORGOPOULOS 7913 BEACON DR. PALOS PARK, IL 60643	807,500	807,500	5.4%	5.4%
PERIKLIS PAPADOPOULOS, PH.D., Director 2155 FRANCIS AV. SANTA CLARA, CA 95051	225,000	225,000	1.5%	1.5%
EVAN T. MANOLIS, MD, Director, Secretary 11311 POPLAR CREEK, ORLAND PARK, IL 60467	225,000	225,000	1.5%	1.5%

(1) Each of the persons named above may be deemed to be a "parent" and “promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

Advances from stockholder

Advances from founder and officer, Mr. Andrew Kandalepas, at June 30, 2011 and September 30, 2010, consisted of the following:

	June 30, 2011	September 30, 2010
Advances from officer	$115,675	$53,075

	$115,675	$53,075

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from Mr. Andrew Kandalepas, its founder of $53,075 in aggregate for working capital purposes.

For the interim period ended June 30, 2011, the Company received advances from Mr. Andrew Kandalepas, its founder of $62,600 in aggregate for working capital purposes.

The advances from Mr. Andrew Kandalepas bear no interest and are due on demand.

Operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity CadServ Corporation, controlled by Andrew Kandalepas, the majority stockholder and officer of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancellable operating lease are as follows:

Fiscal year ending September 30:
2011 (remainder of the year)	$5,728
2012	5,728
$11,456

Director Independence

Currently, the Company does not have any independent directors serving on the board of directors. Further, at this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only three directors. It is the intention of the Company to implement a policy that a majority of the Board members be independent of the Company’s management as the members of the board of directors increases.

REPORTS TO SECURITY HOLDERS

1. The Company will furnish shareholders with audited annual financial reports certified by independent accountants if available, and, at its discretion, may furnish unaudited quarterly financial reports.

2. The Company is not a reporting company, and, therefore, we do not currently file reports with the SEC.

3. The public may read and copy any materials filed with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically at http://www.sec.gov. Additionally, the Company may make its reports available on our website at www.wellnesscenterusa.biz.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Wellness Center USA, Inc.

(A Development Stage Company)

September 30, 2010

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Wellness Center USA, Inc.

(A Development Stage Company)

Schaumburg, Illinois

We have audited the accompanying balance sheet of Wellness Center USA, Inc., a development stage company, (the “Company”) as of September 30, 2010 and the related statements of operations, stockholders’ deficit and cash flows for the period from June 30, 2010 (inception) through September 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and the results of its operations and its cash flows for the period from June 30, 2010 (inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at September 30, 2010 and had a net loss and net cash used in operating activities for the period from June 30, 2010 (inception) through September 30, 2010, with no revenues earned since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

March 30, 2011

Wellness Center USA, Inc.
(A development stage company)
Balance Sheet

September 30, 2010

Assets
Current Assets
Cash	$200
Prepaid expenses	16,500

Total current assets	16,700

Total Assets	$16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$53,075
Accrued expenses	3,000

Total current liabilities	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized; 15,030,000 and 3,665,000 shares issued and outstanding, respectively	3,665
Deficit accumulated during the development stage	(43,040)

Total stockholders' deficit	(39,375)

Total Liabilities and Stockholders' Deficit	$16,700

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Operations

For the Period from
June 30, 2010
(Inception) through
September 30, 2010

Revenue	$-

Operating Expenses
Consulting fees	36,500
Officer's compensation	3,665
General and administrative	2,875

Total operating expenses	43,040

Loss before Income Taxes	(43,040)

Income Tax Provision	-

Net Loss	$(43,040)

Net loss per common share - Basic and Diluted	$(0.01)

Weighted average common shares outstanding - Basic and Diluted	3,665,000

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Stockholders' Deficit
For the period from June 30, 2010 (inception) through September 30, 2010

	Common Stock, $0.001 Par Value
	Number of Shares	Amount	Deficit Accumulated during the Development Stage	Total Stockholders' Deficit

June 30, 2010 ( inception )	-	$-	$-	$-

Issuance of common shares as compensation valued at par per share upon formation	3,665,000	3,665	-	3,665

Net loss	-	-	(43,040)	(43,040)

Balance September 30, 2010	3,665,000	$3,665	$(43,040)	$(39,375)

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Cash Flows

For the Period from
June 30, 2010
(Inception) through
September 30, 2010

Cash Flows from Operating Activities
Net loss	$(43,040)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued as compensation	3,665
Prepaid expenses	(16,500)
Accrued expenses	3,000

Net Cash Used in Operating Activities	(52,875)

Cash Flows from Investing Activities
Purchase of office equipment	-

Net Cash Used in Investing Activities	-

Cash Flows from Financing Activities
Common stock issued for cash	-
Advances from stockholder	53,075

Net Cash Provided by Financing Activities	53,075

Net Change in Cash

Cash - beginning of period	-

Cash - end of period	$200

Supplemental disclosure of cash flow information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to the financial statements.

Wellness Center USA, Inc.

(A Development Stage Company)

September 30, 2010

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Wellness Center USA, Inc., a development stage company, (the “Company”) was incorporated on June 30, 2010 under the laws of the State of Nevada. The Company plans to engage in online sports and nutrition supplements marketing and distribution through its website www.aminofactory.com.

As of September 30, 2010, the Company had not yet commenced operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected September 30 as its fiscal year end upon its formation.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses, approximates their fair value because of the short maturity of the instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2010; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from June 30, 2010 (inception) through September 30, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instruments issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of shares options or similar instruments award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate employee termination behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

The following table shows the number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the period from June 30, 2010 (inception) through September 30, 2010 as they were anti-dilutive:

Number of potentially outstanding dilutive shares
For the Period from June 30,2010 (inception) through September 30,2010

Stock options issued on June 30, 2010 to the founder of the Company upon formation with an exercise price of $0.01 per share expiring five (5) years from the date of issuance	1,600,000

Total potentially outstanding dilutive shares	1,600,000

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.

Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.

Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.

Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.

Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $43,040 at September 30, 2010 and had a net loss of $43,040 and net cash used in operating activities of $52,875 for the period from June 30, 2010 (inception) through September 30, 2010, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Advances from stockholder

Advances from stockholder at September 30, 2010, consisted of the following:

September 30, 2010
Advances from stockholder	$53,075

$53,075

The advances from stockholder bear no interest and are due on demand.

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from its founder of $53,075 in aggregate for working capital purposes.

NOTE 5 – STOCKHOLDERS’ DEFICIT

Issuance of common stock

The Company was incorporated on June 30, 2010 at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder at par, or $3,665 and (ii) an option to purchase 1,600,000 shares of common stock to the Company’s founder with an exercise price of $0.01 per share valued at nil on the date of grant as compensation.

Stock options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

Pursuant to Section 7 - Adjustments or Changes in Capitalization of the Stock Option Plan, the number of shares to be received upon the exercise of the option and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter as follows:

7.1

In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B.

Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO’s but by an adjustment in the price for each share covered by such NQSO’s; or

C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued an option to purchase 1,600,000 shares of common stock to the Company’s founder at $0.01 per share valued at nil on the date of grant as compensation.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	June 30, 2010
Expected option life (year)	5

Expected volatility	63.78%	*

Expected dividends	0.00%

Risk-free rate(s)	1.79%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility. The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements. The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was nil at the date of grant.

The table below summarizes the Company’s stock option activities through September 30, 2010:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value
Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-		-

Cancelled	-	-	-		-

Exercised	-	-	-		-

Expired	-	-	-		-

Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Vested and exercisable, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Unvested, September 30, 2010	-	$-	$-	-	$-

* - nil

As of September 30, 2010, there were 5,900,000 shares of stock options remaining available for issuance under the 2010 Option Plan.

NOTE 6 – INCOME TAXES

Deferred tax assets

At September 30, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $43,040 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $14,634 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $14,634.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $14,634 for the period from June 30, 2010 (inception) through September 30, 2010.

Components of deferred tax assets at September 30, 2010 are as follows:

September 30, 2010
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	14,634

Less valuation allowance	(14,634)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the period from June 30, 2010 (inception) through September 30, 2010

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Consulting agreement

On June 17, 2010, in preparation of the formation of the Company, the then sole organizer and now majority stockholder of the Company entered into a consulting agreement with an unrelated third party (the “Consultants”) on behalf of the Company to retain the Consultants to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) month from the date of signing and is automatically extended in a 6 month frequency unless cancelled in writing.  Pursuant to the agreement, the Company is required to provide payments to Consultants of up to $110,000 (“Total project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed.  Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency,  market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement as follows: Consultants acknowledge that shares may not be available for issuance until such point and time arrives and these shares shall be included in the Company’s registration statement for free trading status. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants as required pursuant to the Agreement, valued at $250.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Issuance of common stock

On November 10, 2010 the Company issued 2,557,500 shares of its common stock and warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for $2,557.50 in cash.

On November 30, 2010 the Company issued 7,982,500 shares of its common stock and warrants to purchase 4,718,334 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for the total consideration of $7,982.50 in cash.

On November 30, 2010 the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $375 for compensation.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the agreement, valued at $250 for professional services. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011.

On November 30, 2010 the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $200 to the newly appointed members of the board of directors as compensation.

On June 30, 2011, the Company issued 125,000 shares each or 250,000 shares of its common stock in aggregate, valued at $250 on the date of issuance to the two (2) outside members of the board of directors as compensation.

Advances from stockholder

For the period ended December 31, 2010, the Company received advances from its founder of $20,900 in aggregate for working capital purposes.

For the period from January 1, 2011 through March 28, 2011, the Company received advances from its founder of $4,000 in aggregate for working capital purposes.

Entry into an operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancellable operating lease are as follows:

Fiscal year ending September 30:
2011	$17,186

2012	5,728

$22,914

Wellness Center USA, Inc.
(A development stage company)
Balance Sheets

	June 30, 2011	September 30, 2010
	(Unaudited)

Assets
Current Assets
Cash	$13,934	$200
Prepaid expenses	-	16,500

Total current assets	13,934	16,700

Office Equipment
Office equipment	1,150	-
Accumulated depreciation	(192)	-

Office Equipment, net	958	-

Total Assets	$14,892	$16,700

Liabilities and stockholders' deficit
Current Liabilities
Advances from stockholder	$115,675	$53,075
Accrued expenses	17,500	3,000

Total current liabilities	133,175	56,075

Stockholders' Deficit
Common stock: $0.001 par value: 75,000,000 shares authorized; 15,030,000 and 3,665,000 shares issued and outstanding, respectively	15,030	3,665
Additional paid-in capital	58	-
Deficit accumulated during the development stage	(133,371)	(43,040)

Total stockholders' deficit	(118,283)	(39,375)

Total Liabilities and Stockholders' Deficit	$14,892	$16,700

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statements of Operations

		For the Period from	For the Period from
	For the Nine Months	June 30, 2010	June 30, 2010
	Ended	(Inception) through	(Inception) through
	June 30, 2011	June 30, 2010	June 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$57	$-	$57

Costs of Goods Sold	32	-	32

Gross Profit	25	-	25

Operating Expenses
Consulting fees	13,913	-	50,413
Officer's compensation	-	3,665	3,665
Professional fees	50,000	-	50,000
Rent expense - related party	15,628	-	15,628
General and administrative	10,815	-	13,690

Total operating expenses	90,356	3,665	133,396

Loss before Income Taxes	(90,331)	(3,665)	(133,371)

Income Tax Provision	-	-	-

Net Loss	$(90,331)	$(3,665)	$(133,371)

Net loss per common share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding - Basic and Diluted	12,484,119	3,665,000

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statement of Stockholders' Deficit
For the period from June 30, 2010 (inception) through June 30, 2011
(Unaudited)
				Deficit Accumulated during the Development Stage	Total Stockholders' Deficit
	Common Stock, $0.001 Par Value		Additional Paid-in Capital
	Number of Shares	Amount

June 30, 2010 ( inception )	-	$-	$-	$-	$-

Issuance of common shares as compensation valued at $0.001 per share upon formation
	3,665,000	3,665	-	-	3,665

Net loss	-	-	-	(43,040)	(43,040)

Balance September 30, 2010	3,665,000	3,665	-	(43,040)	(39,375)

Issuance of common shares and warrants for cash at par on November 10, 2010
	2,557,500	2,557	-	-	2,557

Issuance of common shares and warrants for cash at par on November 30, 2010
	7,982,500	7,983	-	-	7,983

Issuance of common shares as compensation valued at par on November 30, 2010
	375,000	375	-	-	375

Issuance of warrants as compensation on November 30, 2010
	-	-	38	-	38

Issuance of common shares to newly appointed board of directors valued at par on November 30, 2010

	200,000	200	-	-	200

Issuance of options to newly appointed board of directors on November 30, 2010

	-	-	20	-	20

Issuance of common shares to two members of board of directors valued at par on June 30, 2011

	250,000	250	-	-	250

Net loss	-	-	-	(90,331)	(90,331)

Balance, June 30, 2011	15,030,000	$15,030	$58	$(133,371)	$(118,283)

See accompanying notes to the financial statements.

Wellness Center USA, Inc.
(A development stage company)
Statements of Cash Flows

		For the Period from	For the Period from
	For the Nine Months	June 30, 2010	June 30, 2010
	Ended	(Inception) through	(Inception) through
	June 30, 2011	June 30, 2010	June 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(90,331)	$(3,665)	$(133,371)
Adjustments to reconcile net loss to net cash used in operating activities:

Common shares issued for compensation and services	825	3,665	4,490
Warrants and options issued for compensation and services	58	-	58
Depreciation expense	192	-	192
Changes in operating assets and liabilities:
Prepaid expenses	16,500	-	-
Accrued expenses	14,500	-	17,500

Net Cash Used in Operating Activities	(58,256)	-	(111,131)

Cash Flows from Investing Activities
Purchase of office equipment	(1,150)	-	(1,150)

Net Cash Used in Investing Activities	(1,150)	-	(1,150)

Cash Flows from Financing Activities
Sale of common shares for cash	10,540	-	10,540
Advances from stockholder	62,600	-	115,675

Net Cash Provided by Financing Activities	73,140	-	126,215

Net Change in Cash	13,734	-	13,934

Cash - beginning of period	200	-	-

Cash - end of period	$13,934	$-	$13,934

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to the financial statements.

Wellness Center USA, Inc.

(A Development Stage Company)

June 30, 2011 and 2010

Notes to the Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Wellness Center USA, Inc., a development stage company, (the “Company”) was incorporated on June 30, 2010 under the laws of the State of Nevada. The Company plans to engage in online sports and nutrition supplements marketing and distribution through its website www.aminofactory.com.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the period from June 30, 2010 (inception) through September 30, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets, the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of office equipment, and underlying assumptions to estimate the fair value of warrants and options.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates. Actual results could differ from those estimates.

Fair value of financial instruments measured

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of income and comprehensive income (loss).

Fiscal year end

The Company elected September 30 as its fiscal year end upon its formation.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Office equipment

Office equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instruments issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of shares options or similar instruments award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate employee termination behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“Section 505-50-30”).

Pursuant to Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Pursuant to Paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

The following table shows the number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the interim period ended June 30, 2011 as they were anti-dilutive:

	Number of potentially outstanding dilutive shares
	For the Interim Period Ended June 30, 2011	For the Interim Period Ended June 30, 2010
Stock options issued on June 30, 2010 to the founder of the Company upon formation with an exercise price of $0.01 per share expiring five (5) years from the date of issuance	1,600,000	1,600,000

Stock options issued on November 30, 2010 to the members of board of directors of the Company with an exercise price of 0.01 per share expiring five (5) years from the date of issuance	200,000	-

Warrants issued on November 10, 2010 to the shareholders in connection with the Company’s November 10, 2010 equity financing with an exercise price of $0.01 per share expiring five (5) years from the date of issuance	1,600,000	-

Warrants issued on November 30, 2010 to the shareholders with an exercise price of $0.01 per share expiring five (5) years from the date of issuance	4,718,334	-

Warrants issued on November 30, 2010 for services with an exercise price of $0.01 per share expiring five (5) years from the date of issuance	375,000	-

Total potentially outstanding dilutive shares	8,493,334	1,600,000

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $133,371 at June 30, 2011 and had a net loss of $90,331 and net cash used in operating activities of $58,256 for the interim period then ended, respectively, with minimal revenue earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at June 30, 2011 and September 30, 2010 consisted of the following:

	Estimated Useful Life (Years)	June 30, 2011	September 30, 2010
Office equipment	5	$1,150	$-

		1,150	-
Less accumulated depreciation		(192)	(-)
		$958	$-

Depreciation expense

The Company acquired the office equipment on December 7, 2010 and started to record depreciation expense as of January 1, 2011.  Depreciation expense for the interim period ended June 30, 2011 was $192.

NOTE 5 – RELATED PARTY TRANSACTIONS

Advances from stockholder

Advances from stockholder at June 30, 2011 and September 30, 2010, consisted of the following:

	June 30, 2011	September 30, 2010
Advances from stockholder	$115,675	$53,075

	$115,675	$53,075

The advances from stockholder are non-interest bearing and due on demand.

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from its founder of $53,075 in aggregate for working capital purposes.

For the interim period ended June 30, 2011, the Company received advances from its founder of $62,600 in aggregate for working capital purposes.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Issuance of common stock

The Company was incorporated on June 30, 2010 at which time (i) 3,665,000 shares of common stock were issued to the Company’s founder at par, or $3,665 and (ii) an option to purchase 1,600,000 shares of common stock to the Company’s founder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance valued at nil on the date of grant for professional services.

On November 10, 2010 the Company issued (i) 2,557,500 shares of its common stock and (ii) warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for $2,557.50 in cash.  No value was allocated to the warrants due to the fact that the equity units were sold at par value of $0.001 per unit.

On November 30, 2010 the Company issued (i) 7,982,500 shares of its common stock and (ii) warrants to purchase 4,718,334 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance for $7,982.50 in cash.  No value was allocated to the warrants due to the fact that the equity units were sold at par value of $0.001 per unit.

On November 30, 2010 the Company issued (i) 375,000 shares of its common stock, valued at $375 on the date of issuance and (ii) warrants to purchase 375,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $38 on the date of issuance for services.

On November 30, 2010 the Company issued 250,000 shares of its common stock to the Consultants pursuant to the Agreement, valued at $250 on the date of issuance for future professional services. These shares were subsequently cancelled when the consulting agreement was terminated on June 16, 2011.

On November 30, 2010 the Company issued (i) 200,000 shares of its common stock, valued at $200 on the date of issuance and (ii) options to purchase 200,000 shares of common stock with an exercise price of $0.01 per share expiring five (5) years from the date of issuance, valued at $20 on the date of issuance to the newly appointed members of the board of directors as compensation.

On June 30, 2011, the Company issued 125,000 shares each or 250,000 shares of its common stock in aggregate, valued at $250 on the date of issuance to the two (2) outside members of the board of directors as compensation.

Stock options

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

Pursuant to Section 7 - Adjustments or Changes in Capitalization of the Stock Option Plan, the number of shares to be received upon the exercise of the option and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter as follows:

7.1

In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B.

Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO’s but by an adjustment in the price for each share covered by such NQSO’s; or

C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

On June 30, 2010, upon formation, the Company issued an option to purchase 1,600,000 shares of common stock to the Company’s founder at $0.01 per share expiring five (5) years from the date of issuance valued at nil on the date of grant as compensation.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	June 30, 2010
Expected option life (year)	5

Expected volatility	63.78%	*

Expected dividends	0.00%

Risk-free rate(s)	1.79%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility.  The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements.  The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The fair value of the stock options issued on June 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was nil at the date of grant.

On November 30, 2010, the Company issued an option to purchase 200,000 shares of common stock to the newly appointed members of the board of directors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 30, 2010
Expected option life (year)	5

Expected volatility	63.78%	*

Expected dividends	0.00%

Risk-free rate(s)	1.47%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price.  The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility.  The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements.  The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The fair value of the stock options issued on November 30, 2010 under the 2010 Option Plan using the Black-Scholes Option Pricing Model was $20 at the date of grant.

The table below summarizes the Company’s stock option activities through June 30, 2011:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value
Balance, June 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	-	-	-	-	-

Cancelled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, September 30, 2010	1,600,000	$0.01	$0.01	*	$-

Granted	200,000	0.01	0.01	20	-

Cancelled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, June 30, 2011	1,800,000	$0.01	$0.01	$20	$-

Vested and exercisable, June 30, 2011	1,690,000	$0.01	$0.01	$9	$-

Unvested, June 30, 2011	110,000	$0.01	$0.01	$11	$-

* - nil

The following table summarizes information concerning outstanding and exercisable options as of June 30, 2011:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	1,600,000	4.00	$0.01	1,600,000	4.00	$0.01

$0.01	200,000	4.37	0.01	90,000	4.37	0.01

$0.01	1,800,000	4.04	$0.01	1,690,000	4.04	$0.01

As of June 30, 2011, there were 5,700,000 shares of stock options remaining available for issuance under the 2010 Plan.

Warrants

In November 2010, the Company issued (i) warrants to purchase 6,318,334 shares of the Company’s common stock to the investors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance in connection with the sale of common shares in November 2010 (the “2010 Offering”) which were valued at zero due to the fact that those equity units were sold at par of $0.001, (ii) warrants to purchase 375,000 shares of the Company’s common stock to stockholder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services, valued at $38 on the date of grant, all of which have been earned upon issuance.

Significant terms of the warrants include Section (F) Anti-dilution provisions and (G) Registration rights.

Pursuant to Section (F) Anti-dilution provisions of the warrant, the number of shares to be received upon the exercise of the warrant and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter provided:

(1)

In case the Company shall issue Shares as a dividend upon Shares or in payment of a dividend thereon, or shall subdivide the number of outstanding Shares into a greater number of shares or shall contract the number of outstanding Shares into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of shareholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing: (a) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of Shares outstanding prior to such dividend, subdivision or contraction; by (b) the sum of the number of Shares outstanding immediately after such dividend, subdivision, or contraction.

(2)

If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(3)

Upon each adjustment of the Exercise Price pursuant to this Section (F), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately by the Exercise Price in effect after such adjustment.

(4)

Irrespective of any adjustment of the number or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of Shares and Exercise Price as are stated in similar Warrants previously issued.

(5)

The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (F) and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (F).

(6)

Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (F), the Company shall: (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of Warrant.

(7)

In addition to the adjustments otherwise set forth in this Section (F), the Company, in its sole discretion, may reduce the Exercise Price or extend the expiration date of the Warrant.

(8)

The Exercise Price and the number of Shares issuable upon exercise of a Warrant shall be adjusted in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (F).

Pursuant to Section (G) Registration rights of the warrant, the warrant holder shall have piggyback registration rights as set forth in paragraph 12 of that certain Stockholder Subscription Agreement by and between the Company and the warrant holder.

The fair value of the warrants estimated on the date of issue uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 10, 2010		November 30, 2010
Expected option life (year)	5		5

Expected volatility	63.78%	*	63.78%	*

Expected dividends	0.00%		0.00%

Risk-free rate(s)	1.23%		1.47%

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price.  The Company selected five (5) comparable nutritional supplements companies to calculate the expected volatility.  The reason for selecting comparable nutritional supplements companies is that the Company plans to engage in nutritional supplements.  The Company calculated five (5) comparable nutritional supplements companies’ historical volatility over the expect life of the share options of five (5) years and averaged the five (5) comparable nutritional supplements companies’ historical volatility as its expected volatility.

The aggregate fair value of the warrants issued in November 30, 2010 using the Black-Scholes Option Pricing Model was $38 at the date of issuance.

The table below summarizes the Company’s warrants activities through June 30, 2011:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value
Balance, September 30, 2010	-	$-	$-	$-	$-

Granted	6,693,334	0.01	0.01	38	-

Canceled	-	-	-	-	-

Exercised	-	-	-	-	-

Expired	-	-	-	-	-

Balance, June 30, 2011	6,693,334	$0.01	$0.01	$38	$-

Earned and exercisable, June 30, 2011	6,693,334	$0.01	$0.01	$38	$-

Unvested, June 30, 2011	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of June 30, 2011:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.01	6,693,334	4.41	$0.01	6,693,334	4.41	$0.01

$0.01	6,693,334	4.41	$0.01	6,693,334	4.41	$0.01

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Entry into and cancellation of consulting agreement

On June 17, 2010, in preparation of the formation of the Company, the then sole organizer and now majority stockholder of the Company entered into a consulting agreement (“agreement”) with an unrelated third party (the “Consultants”) on behalf of the Company to retain the Consultants to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) month from the date of signing and is automatically extended in a 6 month frequency unless cancelled in writing.  Pursuant to the agreement, the Company is required to provide payments to Consultants of up to $110,000 (“Total project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed.  Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency,  market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement as follows: Consultants acknowledge that shares may not be available for issuance until such point and time arrives and these shares shall be included in the Company’s registration statement for free trading status. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants for future services as required pursuant to the Agreement.

On June 14, 2011, the Company terminated this consulting agreement with the Consultants effective June 16, 2011. Upon termination of the consulting agreement, no further payments will be made to the Consultants, nor will any shares of stock be issued to the Consultants (i.e. the Company cancelled the 250,000 shares of its common stock issued to the Consultants on November 30, 2010). In addition, the Company has a claim for recoupment of fees and costs previously paid to the Consultants (and in turn, the outside vendors).

Operating lease with a related party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011.   Future minimum lease payments required under the non-cancellable operating lease are as follows:

Fiscal year ending September 30:
2011 (remainder of the year)	$5,728

2012	5,728

$11,456

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

For the period from July 1, 2011 through September 21, 2011, the Company received advances from its founder of 17,500 in aggregate for working capital purposes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$219.14
Accounting & Administrative expenses	$5,000.00
Legal fees	$35,000.00
Total	$40,219.14

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-Laws allow for the indemnification of its officers and/or directors in regards to their carrying out the duties of their office. The Board of Directors will make determination regarding the Indemnification of a director, officer or employee as is proper under the circumstances if he or she has met the applicable standard of conduct set forth in Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933 for a director, officer and/or person controlling Wellness Center USA, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company was incorporated on June 30, 2010, at which time (i) 3,665,000 shares of common stock were issued to Andrew J. Kandalepas, the Company’s founder, President and CEO, at par value or $3,665, and (ii) an option to purchase 1,600,000 shares of common stock, with an exercise price of $0.01 per share as compensation. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering.

On November 10, 2010, the Company issued 1,682,500 and 875,000 shares to Peter M. Tsolinas and John Mihalos, respectively, for an aggregate 2,557,500 shares of its common stock and warrants to purchase an aggregate 1,600,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance. The aggregate amount received by the Company was $2,557.50 in cash at an offering price of $ 0.001 per share. There were no underwriting fees or commission paid. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering. There were no underwriters, and all purchasers were accredited investors as defined by Rule 501(a) of Regulation D.

On November 30, 2010, the Company issued 733,000 shares to each of; Ioannis Mihalopoulos and Christopher D. Tsolinas, 740,000 shares to each of; Michael P. Tsolinas, Andriana Mihalos, Edwin Fromer, Betty Mavrogiannis, Diamantis Antonopoulos and Nikolaos Sguros, 718,334 shares to Steve Dellis, 550,000 shares to Fran Prokos, and 807,500 shares to John Georgopoulos, for an aggregate  7,982,500 shares of its common stock and warrants to purchase an aggregate 4,718,334 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance. The aggregate amount received by the Company was $7,982.50 in cash at a price of $ 0.001 per share. There were no underwriting fees or commission paid. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering. There were no underwriters, and all purchasers were accredited investors as defined by Rule 501(a) of Regulation D.

On November 30, 2010, the Company issued 375,000 shares of its common stock and warrants to purchase 375,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance. The shares were issued for services received by the Company valued at $375 at a price of $ 0.001 per share. There were no underwriting fees or commission paid. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering. There were no underwriters, and all purchasers were accredited investors as defined by Rule 501(a) of Regulation D.

On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants pursuant to the agreement. The shares were issued for professional services received by the Company valued at $250 at a price of $ 0.001 per share. There were no underwriting fees or commission paid. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering, and there were no underwriters. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011.On

November 30, 2010, the Company issued 200,000 shares of its common stock and options to purchase 200,000 shares of common stock, with an exercise price of $0.01 per share, expiring five (5) years from the date of issuance. The shares were issued as compensation for newly appointed members of the board and valued at $200 with a price of $ 0.001 per share. There were no underwriting fees or commission paid. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2). The Company did not use general solicitation or advertising to market the offering. There were no underwriters, and all purchasers were accredited investors as defined by Rule 501(a) of Regulation D.

On June 30, 2011, the Company issued 250,000 shares of its common stock to its two directors (125,000 each), at par value or $250, as compensation for professional services. The offering was conducted pursuant to an exemption from the registration requirements of Section 5 of the Act under Section 4(2).

ITEM 16.  EXHIBITS

Exhibit Number	Description of Exhibits

3.2	Articles and By-Laws	Filed herewith
5.1	Attorney’s Opinion and Consent	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith
99.1	Subscription Agreement	Filed herewith
99.2	Warrant Agreement	Filed herewith
99.3	Stock Option Plan	Filed herewith
99.4	Lease Agreement	Filed herewith
99.5	PCG Consulting Agreement	Filed herewith
99.6	Protein Factory Agreement	Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

c)

Include any additional or changed material information on the plan of distribution.

2)

That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby which remain unsold at the termination of the offering.

4)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)

The portion of any other free writing prospectus relating to the  offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the  undersigned registrant; and,

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Schaumburg state of Illinois, on September 23, 2011.

WELLNESS CENTER USA, INC.

By: /s/ Andrew J. Kandalepas

Andrew J. Kandalepas

Chairman, Chief Executive Officer, Principal Accounting Officer and Chief Financial Officer

POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. Andrew Kandalepas as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Andrew J. Kandalepas	Chief Executive Officer, Chairman, Principal Accounting Officer, Chief Financial Officer, and Director	October 7, 2011
Andrew J. Kandalepas

/s/ Periklis Papadopoulos	Director	October 7, 2011
Periklis Papadopoulos

/s/ Evan T. Manolis	Director and Secretary	October 7, 2011
Evan T. Manolis

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